As filed with the Securities and Exchange Commission on November 1, 2002
                                File No. 33-38066

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 16
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SBM CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   52-2250397
                      (I.R.S. Employer Identification No.)

                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Eric M. Westbury, President
                             SBM Certificate Company
                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200
    (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this registration statement as is practicable.

The registrant has registered an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940.

PROSPECTUS

                             SBM CERTIFICATE COMPANY
                             SERIES 503 CERTIFICATES
                             SERIES 505 CERTIFICATES
                             SERIES 507 CERTIFICATES
                             SERIES 510 CERTIFICATES

      This Prospectus offers fully paid fixed-rate face-amount certificates ("Certificates") issued by SBM Certificate Company (the "Company"). When you purchase a Certificate, you make a single payment to us in exchange for our promise to pay the amount you have invested ("Face Amount"), plus accrued interest, on a fixed future date.

      The Series 503, Series 505, Series 507 and Series 510 Certificates have fixed interest guarantee periods ("Guarantee Periods") of three, five, seven and ten years, respectively, from the date of issue. We will automatically extend the Guarantee Periods of the Certificates for additional Guarantee Periods of the same duration, unless you notify us in writing to the contrary. Your Certificate will mature no later than thirty years from the date it was issued ("Maturity Date"). Your Certificate will earn a fixed interest rate that is declared in advance for the duration of a Guarantee Period, but never is less than 2.5%. You may choose to have your interest:

o COMPOUNDED ANNUALLY and paid at the end of the Guarantee Period, when the Certificate matures, or when you make a withdrawal

o     PAID ANNUALLY

o     PAID QUARTERLY

The following initial interest rates are in effect, as of the date of this prospectus, for the Guarantee Period of each Series.

                                             Interest     Interest     Interest
                                               Paid         Paid      Compounded
Certificate                                  Quarterly    Annually     Annually
-----------------------------------------    ---------    --------    ----------
Series 503 ..............................      5.45%        5.55%        5.75%
Series 505 ..............................      5.90%        6.00%        6.15%
Series 507 ..............................      6.15%        6.25%        6.40%
Series 510 ..............................      6.50%        6.60%        6.75%

      These rates may or may not have changed when you apply to purchase your Certificate. New interest rates for each of the Guarantee Periods are declared periodically. See "Description of the Certificates" for a more detailed description of the Certificates, including applicable charges for early withdrawals.

      THERE IS NO SALES CHARGE WHEN YOU PURCHASE YOUR CERTIFICATE. IF YOU WITHDRAW ALL OR A PORTION OF YOUR CERTIFICATE INVESTMENT PRIOR TO THE END OF A GUARANTEE PERIOD, A WITHDRAWAL CHARGE WILL APPLY.

      This Prospectus contains information about the Certificates that you should know before investing. You should read this Prospectus and any supplements, and retain them for future reference.

      PLEASE SEE "RISK FACTORS" AT PAGE 4 FOR A DESCRIPTION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

      THE CERTIFICATES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY ANY BANK, NOR ARE THEY INSURED BY THE FDIC. THE COMPANY IS REGISTERED AS A FACE-AMOUNT CERTIFICATE COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940. THE CERTIFICATES ARE FIXED-INCOME SECURITIES THAT ARE BACKED SOLELY BY THE ASSETS OF THE COMPANY, INCLUDING REQUIRED RESERVES.

      AS WITH ALL INVESTMENT COMPANIES, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE CERTIFICATES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

November __, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SBM Certificate Company .................................................      3
      Risk Factors ......................................................      3
      Relationship with State Bond ......................................      4
      Effects of Changes in Interest Rates ..............................      4
      Withdrawals During a Guarantee Period .............................      4
      Interest Rates for Renewal Periods ................................      4
Description of the Certificates .........................................      5
      Minimum Investment ................................................      5
      Interest Rates ....................................................      5
      Interest Payment Options ..........................................      5
      Guarantee Periods and Maturity ....................................      6
      Withdrawals .......................................................      6
      Loans .............................................................      7
      Deferred Payment ..................................................      7
      Federal Income Tax Treatment ......................................      7
      Transfer of Ownership .............................................      8
Reserves and Deposits with Custodian ....................................      9
Certain Financial Information ...........................................      9
Use of Proceeds .........................................................      9
Investments .............................................................      9
      Type of Investments ...............................................     10
      Investment Policies ...............................................     12
      Management of Securities Investment ...............................     13
      Real Estate Loan Portfolio ........................................     13
      Performance .......................................................     13
How to Purchase Certificates ............................................     13
      Through the Company ...............................................     14
      Affinity Groups ...................................................     14
      Investment Amounts ................................................     15
      Canceling Your Order ..............................................     15
      Application Acceptance ............................................     15
About SBM Certificate Company ...........................................     15
      History ...........................................................     15
      Business ..........................................................     16
      Competition .......................................................     16
      Capital Structure .................................................     16
      Regulation ........................................................     16
      Description of Property ...........................................     17
      Legal Proceedings .................................................     17
Executive Officers and Directors ........................................     17
      Board of Directors ................................................     19
      Audit Committee ...................................................     19
Relationship with State Bond and Affiliates .............................     20
Certain Recent Developments .............................................     20
Independent Auditors ....................................................     21
Selected Financial Data .................................................     22
Management Discussion and Analysis of Financial Condition and
Results of Operations ...................................................     22
      Results of Operations .............................................     23
      Asset Portfolio Review ............................................     26
      Liquidity and Financial Resources .................................     27
Index to Financial Statements ...........................................   F-01
Appendix A - Interim Financial Information For The Period
Ended June 30, 2002 .....................................................    A-1

                             SBM CERTIFICATE COMPANY

      The Company is a Maryland corporation wholly-owned by State Bond & Mortgage Company, L.L.C. ("State Bond"), a Maryland limited liability company. The Company's executive offices are located at 5101 River Road, Suite 101, Bethesda, Maryland 20816; its telephone number is 301-656-4200. The Company maintains an Administrative Office at 125 North Minnesota Street, New Ulm, MN 56073; its toll-free telephone number is 1-888-749-4353 or 1-800-965-4999.
Unless otherwise indicated or required by the context, the terms "Company," "we," "us" or "ours," as used in this Prospectus, refer solely to SBM Certificate Company and do not include its wholly-owned subsidiary, Atlantic Capital Funding Corporation ("ACFC").

      On July 19, 2000, State Bond completed the purchase of all of the issued and outstanding shares of common stock of SBM Certificate Company a Minnesota corporation ("SBM MN"), from ARM Financial Group Inc. ("ARM"), a Delaware corporation (the "Acquisition"). State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland corporation, and ARM. State Bond is wholly-owned by 1st Atlantic. The Company and 1st Atlantic are face-amount certificate companies registered as such under the Investment Company Act of 1940 ("1940 Act").

      As part of the Acquisition transactions, SBM MN was merged into the Company. The Company was organized on May 24, 2000, with nominal assets, and formed for purposes of redomestication from Minnesota to Maryland. As a result, the Company has succeeded SBM MN, which was a registered face-amount certificate company, as the "registrant" in all filings made by SBM MN under the Securities Act of 1933 ("1933 Act"), Securities Exchange Act of 1934 ("Exchange Act") and the 1940 Act, including the registration statement of which this prospectus is a part.

      The Company has assumed the face-amount certificate business of SBM MN. The Company's predecessors have issued various series of face-amount certificates of the fully paid and installment type since 1914. The Company has assumed the obligations under SBM MN's outstanding face-amount certificates as a result of the Acquisition.

                                  RISK FACTORS

      The Company is not a bank, broker-dealer or insurance company. The Certificates are not bank products, annuities or life insurance, and are not guaranteed or insured by any governmental agency or fund or private third party. We have not applied for or received a rating for the Certificates from any nationally recognized rating organization. The Certificates are fixed-income securities that are backed solely by the assets of the Company, including required reserves.

RELATIONSHIP WITH STATE BOND

      Although we are an independent operating entity, we rely upon State Bond and its affiliates to provide us with management, marketing and administrative services, as well as office facilities and personnel, for the conduct of our business. See "Relationship with State Bond and Affiliates."

EFFECTS OF CHANGES IN INTEREST RATES AND LIQUIDITY RISKS

      Economic and market conditions and fluctuations in interest rates affect the market value of our investment portfolio, which consists primarily of government and corporate bonds, real estate, real estate mortgage notes and money market accounts. Although we seek to control this interest rate risk, the value of our investment portfolio may decrease during periods of sharp changes in interest rates. If we had to sell assets to meet liquidity needs at such a time, we could recognize losses on the sale of these assets. These losses could reduce our overall capital resources available to us to provide a source of funds for our operations.

      In addition, our operating expenses presently represent a relatively significant percentage of our investment portfolio. Although there is no assurance, this percentage is expected to be reduced with an increase in the Company's investment portfolio that would result from increases in the sales of certificates. Our failure to increase our investment portfolio to generate adequate earnings to cover operating expenses may limit our ability to pay competitive interest rates and could prevent us from fully meeting our obligations under the Certificates. Historically, the Company has not defaulted on any payments due on Certificates.

WITHDRAWALS DURING A GUARANTEE PERIOD

      You may make withdrawals under a Certificate during any Guarantee Period. However, we assess a withdrawal charge when you withdraw some or all of your account value prior to the end of a Guarantee Period. We assess the withdrawal charge on the amount of the withdrawal. Your "account value" includes the amount you invest in a Certificate at the outset (your "principal"), together with accrued interest at the full stated rate. The charge will be deducted from your remaining account value or, in the case of a complete surrender, deducted from your account value. It is possible that you may receive less upon a withdrawal than the amount of your investment. See "Guarantee Periods and Maturity" and "Withdrawals" under "Description of Certificates," below.

      We assess the withdrawal charge largely because of the negative impact that early withdrawals of principal investments could have on our reserves and our ability to offer competitive interest rates to investors. The withdrawal charge also helps us cover part of our cost of marketing the Certificates under which withdrawals are made. You also may be subject to penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan. Please consult your tax adviser.

INTEREST RATES FOR RENEWAL PERIODS

      The initial interest rates applicable to the Certificates are payable for the initial three, five, seven and ten-year Guarantee Periods of the Series 503, Series 505, Series 507 and Series 510 Certificates, respectively. Although we intend to declare in advance interest rates above the 2.5% minimum rate for Certificate years beyond the initial Guarantee Period, we have no obligation to do so, nor do you have any obligation to renew your certificate beyond the initial Guarantee Period.

                         DESCRIPTION OF THE CERTIFICATES

MINIMUM INVESTMENT

      The minimum amount you may invest is (a) $1,000 if you choose to have interest compounded or paid annually, or (b) $5,000 if you choose to have interest paid quarterly. The amount you invest in a Certificate is its face amount.

INTEREST RATES

      The Company declares the interest rate payable for a Certificate's Guarantee Period on the 1st and 15th day of each month. The interest rate declared will be applicable for the entire Guarantee Period. The Company will never declare an annual interest rate of less than 2.5%. To confirm the Company's current rates at any time, please contact the Company's Administrative Office by calling toll-free at 1-888-749-4353 or 1-800-965-4999.

      The interest rates applicable to your Certificate during its initial Guarantee Period will be the rates in effect on the date your application is received at the Company's Administrative Office.

      The prevailing interest rates available on interest-bearing instruments of a quality comparable to that of our investments are a primary consideration in deciding upon the interest rates declared by the Company. However, the Company has complete discretion as to what interest rates it declares for the Certificates. When a Certificate is renewed, the interest rates in effect for the succeeding Guarantee Period will be the declared rates at the end of the Guarantee Period that is expiring. These new interest rates may be greater or lesser than the rates in effect for the expiring Guarantee Period. The certificate holder has the option to renew the certificate and is under no obligation to renew at the end of the Guarantee Period.

INTEREST PAYMENT OPTIONS

      You may choose to:

o compound your interest annually and receive it at the end of the Guarantee Period, when the Certificate matures or when you make a withdrawal

o     receive annual interest payments

o     receive quarterly interest payments

      Your interest rates will be different depending on the interest payment option you choose. You may not change your interest payment option once your Certificate has been issued. Interest on the Certificates accrues monthly and compounds annually.

GUARANTEE PERIODS AND MATURITY

      At the end of a Guarantee Period, you will be entitled to receive the original invested amount plus any unpaid interest that has accrued if you elect to receive interest payments annually or quarterly. If you elect to have interest compounded, you will be entitled to receive the original invested amount plus interest. In all cases, the amount you receive will be reduced by the amount of any prior partial withdrawals or loans (see "Loans") from your account value and applicable withdrawal charges. You may partially or fully redeem your Certificate at the end of any Guarantee Period and incur no withdrawal charge. See "Withdrawals."

      The Company will notify you in writing at least fifteen days prior to the end of your Certificate's Guarantee Period. Unless you notify the Company in writing to the contrary, your Series 503 Certificate, Series 505 Certificate, Series 507 Certificate, or Series 510 Certificate, pursuant to its terms, automatically will be extended for an additional three, five, seven or ten-year Guarantee Period, respectively. Your Series 503, Series 505, Series 507 and Series 510 Certificate may be extended for a total of nine, five, three and two additional periods, respectively, until the Maturity Date of the Certificate. The terms of your initial Certificate will continue to apply, except that as explained above under "Interest Rates," new interest rates may apply. You should contact the Company to determine whether a new interest rate will apply to your renewed Guarantee Period.

      Series 503, Series 505 and Series 510 Certificates mature 30 years after original issuance. Series 507 Certificates mature 28 years after original issuance. The date on which a Certificate matures is the Maturity Date of the Certificate.

WITHDRAWALS

      The withdrawal charge imposed by the Company, if you withdraw any amount of your account value prior to the end of a Guarantee Period, will be deducted from your remaining account value or, in the case of a complete surrender of your Certificate, deducted from the amount withdrawn, according to the following schedule:

Charge Based on Amount Withdrawn

Year of Guarantee Period    1     2     3     4     5    6    7    8    9    10
------------------------   ---   ---   ---   ---   ---   --   --   --   --   ---

Series 503 .............    6%    6%    5%
Series 505 .............    8%    8%    7%    6%    5%
Series 507 .............    9%    9%    9%    8%    7%   6%   5%
Series 510 .............   10%   10%   10%   10%   10%   9%   8%   7%   6%    5%

      The minimum amount you may withdraw is $1,000. The minimum amount remaining must be at least $1,000, if you chose to have interest compounded to maturity or paid annually, and at least $5,000 if you chose to have interest paid quarterly. The entire account value will be withdrawn if the amount otherwise remaining is less than the applicable minimum amount.

      The withdrawal charge does not apply to scheduled payments of interest. In addition, the charge does not apply if the withdrawal is made to meet expenses resulting from your death.

      You must submit a written request for withdrawal to the Company at its Administrative Office. The amount requested will be withdrawn first from accrued interest and then from principal. Withdrawal requests will be processed on the business day that they are received, and a check will be disbursed to you generally within seven business days.

      For mutual protection, a signature guarantee may be required if:

(1)   you request a withdrawal of an amount in excess of $50,000,

(2) you request that your redemption proceeds be disbursed to someone other than the registered owners,

(3) you request that your redemption proceeds be disbursed to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,

(4) withdrawal instructions are received from an agent, not the registered owners, or

(5) we believe a signature guarantee would protect against potential claims based on the instructions received.

      A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. You should verify that the institution is an eligible guarantor prior to signing. A notarized signature is not sufficient.

LOANS

      You may borrow up to 50% of your account value for a term not to exceed five years, but not beyond the Maturity Date of your Certificate. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge. You will not earn interest on the amount borrowed. The Company will treat a loan that you do not repay as a permanent withdrawal. The Company will assess the withdrawal charge that would have applied at the date the loan was due but not repaid.

DEFERRED PAYMENT

      The Company reserves the right, prior to a Certificate's maturity, to defer any payment for up to thirty days. During any such period, interest will accrue on the deferred amount at not less than the minimum interest rate of 2.5%.

FEDERAL INCOME TAX TREATMENT

      Under Internal Revenue Service rules and regulations, certificate holders realize current income for tax purposes. Under these guidelines, you must report interest accrued on a Certificate as taxable ordinary income each year on a current basis. If you have elected to have interest compounded annually, you must recognize interest income for income tax purposes in the years in which it is accrued even though you won't receive the interest payment until the end of the Certificate's Guarantee Period or until the Certificate matures. The Company will report to you annually the amount of your income from the Certificate for tax purposes. Please consult your tax adviser for information about any tax consequences in your individual circumstances. If you hold your certificate in an IRA or other tax-qualified plan, your tax treatment will be different from that otherwise applicable.

      Pursuant to federal law, you must provide the Company with a correct taxpayer identification number. Generally, this number is your Social Security or employer identification number. Failure to provide such number may make it necessary for the Company to withhold a portion of any accrued interest.

TRANSFER OF OWNERSHIP

      You may transfer ownership of your Certificate by submitting a completed transfer request form to the Administrative Office. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.

      You should sign the written transfer request exactly as the Certificate is registered. For transfers of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, or a government securities broker or dealer. Further documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.

                      RESERVES AND DEPOSITS WITH CUSTODIAN

      The Company accrues liabilities under its face-amount certificates for which it maintains reserves in accordance with the 1940 Act. In general, the Company establishes its certificate liability monthly in an amount equal to the account value of its outstanding certificates less any withdrawal charges otherwise applicable at that date.

      The 1940 Act requires the Company to have capital stock in an amount not less than $250,000 and to keep on deposit, with a qualified custodian, certain kinds of investments having a value not less than the amount of its certificate reserves as calculated under the 1940 Act plus $250,000.

      Most of the Company's investments are on deposit pursuant to the terms of a custody agreement with U.S. Bank Trust N.A., a national banking association located in Minneapolis, Minnesota. The Company also maintains separate deposits as required by certain states. The custody agreement requires the Company to maintain investments on deposit with a value (calculated in accordance with the provisions of the 1940 Act) in excess of its reserves for outstanding certificate obligations. If the Company fails to make a required payment on a Certificate, the custodian is required, at the request of a certificate holder, to make the payment from its investments. The Company has received an order of the Securities and Exchange Commission under provisions of the 1940 Act allowing its investments to be deposited with other qualified custodians.

                          CERTAIN FINANCIAL INFORMATION

      For information regarding the amounts of revenue, results of operations and assets attributable to its face-amount certificate business and significant events relating to its business see "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition".

                                 USE OF PROCEEDS

      The Company backs the Certificates by investing money received from the sale of Certificates and keeping the invested assets on deposit. The Company's investments are diversified and of generally high quality. The composition and quality of its investments is subject to change from time to time at the Company's sole discretion, subject to requirements of the 1940 Act.

                                   INVESTMENTS

      Under provisions of the 1940 Act, we are permitted to invest our reserves only in assets that constitute "qualified investments" under the laws of the District of Columbia, and such other assets as the SEC may permit under the 1940 Act. Set out below is a summary of the types of investments in which we expect to invest, as well as a description of certain investment policies established by management and our Board of Directors.

TYPES OF INVESTMENTS

      We intend to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

      U.S. Government Securities. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and 10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

      U.S. Government Agency Securities. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, (iii) or are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.

      Bank Obligations. We may invest in CDs, bankers' acceptances, and other short-term debt obligations of banks. CDs are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

      Commercial Paper And Other Corporate Debt. We may invest in commercial paper issued by companies that meet the criteria for investment by life insurance companies under the laws of the District of Columbia ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation. In addition, we do not intend to invest in any debt securities rated below investment grade by any nationally recognized statistical rating organization.

      Equipment Related Instruments. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of an equipment-related instrument by any one qualified corporation.

      Municipal Securities. We may invest in various types of municipal securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

      Preferred And Common Stock. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

      Real Estate And Investments Secured by Real Estate. We may invest directly in real estate or in investments secured by real estate. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than ten percent of our reserves in real estate. We may invest in notes or loans secured by a first lien on real estate, provided such real estate is worth at least 33 1/3% more than the amount secured. These investments may include tax lien certificates issued by municipalities to satisfy delinquent tax bills on real estate. Such certificates evidence the indebtedness of the property owner for the tax due, bear interest payable by the property owner and are secured by a first priority lien on the property on which the tax is owed. The greatest risk with these investments is the time and costs of a foreclosure process when amounts remain unpaid beyond the Company's aging policy. This risk is mitigated by the Company's first priority lien on the property on which the tax is owed, and the Company's general policy of securing these investments only with properties in which the amount advanced by the Company to acquire the certificates is less than 5% of the market value of the property that secures the investment.

INVESTMENT POLICIES

      The Company's management and Board of Directors have established the investment policies set out below. Changes, if any, in these policies may be made without Certificate owner approval.

      Borrowing. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We currently do not intend to borrow amounts equal to more than 25% of our total assets (including the amount borrowed). We will not buy securities on margin or sell securities short.

      Commodities. We do not currently intend to engage in the purchase or sale of commodities.

      Concentration. Except as noted below, we will not invest more than 25% of our assets in the securities of issuers in any one industry. The foregoing limitation does not apply to investments in U.S. Government and U.S. Government agency securities, nor to investments secured by real estate.

      Loans. In addition to real estate loans, described above, we may make loans of varying terms to financial institutions and individuals in amounts up to 85% of the value of the securities pledged as collateral for the loans at the time we make the loans. The securities pledged as collateral must be of a type in which we can invest.

      Portfolio Turnover. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

      Senior Securities. We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other paper related to our borrowings.

      Underwriting Securities. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.

                                   ----------

      To the extent that the above-described investments and investment policies differ from the investments made and policies followed prior to the Acquisition, the Company expects to effect changes over time to conform the composition of its investments to the Company's current investment policies. In any case, the Company's reserves supporting its outstanding Certificates must consist only of "qualified investments" under the 1940 Act.

MANAGEMENT OF SECURITIES INVESTMENTS

      Subject to the oversight of the Board, the Company's management is responsible for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as defined in
Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by applicable law. Qualified investments are defined as investments of a kind which life insurance companies are permitted to invest in or hold under provisions of the Insurance Code of the District of Columbia. Management also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers. The Company may in the future engage one or more investment advisers to assist the Company in the management of its securities investments.

REAL ESTATE LOAN PORTFOLIO

      ACFC performs underwriting and closing services for the Company, which acquires mortgage notes through ACFC. ACFC is FHA approved and may originate and process real estate loans directly as well as offer its loan programs to outside mortgage brokers and bankers on a wholesale basis. In the latter case, outside brokers will originate and process loans and ACFC will underwrite and close the loans that meet its investment requirements. ACFC may enter into agreements with select outside mortgage brokers, bankers and mortgage loan servicing companies to service certain types of mortgages that may require special servicing treatment because of various factors, such as the unique features of the underlying real estate or the credit quality of the borrowers.

PERFORMANCE

      From time to time, the Company may quote current and historical yields on its Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate, interest payment method, and the Guarantee Period you select. Quotations of historical yields are not indicative of future yields. The Company also may compare its yield to those offered by competing products, such as CDs and Treasuries, as well as other fixed income securities.

                          HOW TO PURCHASE CERTIFICATES

      You may purchase Certificates through one of the methods described below. You must complete an application and submit it, along with payment at the time of purchase. THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION AT ITS SOLE DISCRETION.

THROUGH THE COMPANY

      BY MAIL. You may purchase Certificates directly from the Company by mailing a completed application together with a check, to our Administrative Office. Your envelope should be addressed: SBM Certificate Company, 125 North Minnesota Street, New Ulm, MN 56073 or SBM Certificate Company, 5101 River Road, Suite 101, Bethesda, MD 20816.

      BY WIRE. You may also wire payments for Certificates from your financial institution to the Company's wire receiving bank account. Before wiring funds, please notify Client Services at 1-888-749-4353 or 1-800-965-4999 to advise the Company of your investment and to receive instructions as to how and where to wire your investment funds.

      The minimum amount you may wire is $1,000. Please remember to return your completed application to Client Services at the address above. A copy of the application must coincide with your wire funds that day. On the day you wire funds you may fax the copy of your application to the Company at 507-354-9548 or 301-656-4204. The original application must be delivered to the Company within three business days following the transaction to ensure the Effective Date of your Certificate. The Company may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company. Various products have different features including interest rates and withdrawal charges.

THROUGH AUTHORIZED SELLERS

      You may purchase Certificates through broker-dealers that have selling agreements with the Company. Broker-dealers will receive compensation based on the amount of the purchase payment for a Certificate. Please call Client Services at 1-888-749-4353 to find out if your broker-dealer is on the Company's list of authorized sellers. Any compensation to authorized sellers is paid by the Company's general fund, so that all of your money will be invested in your Certificate.

AFFINITY GROUPS

      From time to time, the Company may seek to introduce Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups") through various programs. Although affinity groups are not permitted to sell Certificates, they may provide the Company with mailing lists and other information to enhance the marketing of Certificates to their members. For their cooperation, the Company may compensate affinity groups an amount that is mutually agreed upon. Please call Client Services at 1-888-749-4353 for the current list of affinity groups with whom the Company has arrangements.

INVESTMENT AMOUNTS

      For an explanation of the minimum and maximum investments in each type of Certificate, see "Description of the Certificates." Certain additional restrictions may apply if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.

CANCELING YOUR ORDER

      You can, without incurring a withdrawal charge or other penalty, cancel your investment in a Certificate within five business days after the date on which you purchased your Certificate. Simply call or write Client Services at the same telephone number or address as indicated above. You will not earn any interest on Certificates that you cancel under this provision. The Company will send a refund check to you within 30 days of your cancellation request.

APPLICATION ACCEPTANCE

      All applications to purchase Certificates are subject to the Company's acceptance or rejection at its sole discretion. If your application to purchase a Certificate is accepted, you will receive a confirmation of such acceptance. You will also receive an annual statement reflecting all account activity. We do not issue paper certificates to evidence the purchase of Certificates. Instead, your Certificate purchase is registered with the Company in book registration form, thereby relieving you of the responsibility for the safekeeping of paper certificates and the need to deliver them to the Company upon redemption. Please refer to our Face-Amount Certificate Confirmation Statement for terms and conditions and detailed information about your Certificate. The date we accept your application at our Administration Office and have received cleared funds is the "Effective Date" of your Certificate.

                          ABOUT SBM CERTIFICATE COMPANY

HISTORY

      SBM MN was incorporated in Minnesota in June 1990 to assume the face-amount certificate business of SBM Company ("SBM") which began in 1914. ARM purchased most of the assets of SBM in June 1995 and continued the issuance of face-amount certificates. As a result of the Acquisition, the Company assumed the obligations of SBM MN's outstanding face-amount certificates and now is the issuer of face-amount certificates that trace their origin to the early 1900s.

      On December 17, 2000, 1st Atlantic contributed its 100% ownership of ACFC to the Company. ACFC is a mortgage broker that originates and sells residential and commercial real estate loans.

BUSINESS

      The Company issues and services fixed rate face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal, amount, plus specified interest, to the holder of the certificate. Under the Certificates, the face amount may be paid at the end of a Certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or may be compounded.

      The Company currently offers various series of single-payment investment Certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities. The Company may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company.

      The Company's gross income is derived primarily from the margin between earnings on its investments and amounts paid or credited on its fixed rate Certificate deposits ("investment spread"). The investment spread is affected principally by general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and the Company's ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on its earnings. The Company maintains its certificate liability in accordance with Section 28 of the 1940 Act. The Company's subsidiary, ACFC, originates and sells residential and commercial real estate loans. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors".

      State Bond provides us with management, marketing and administrative services, as well as office facilities and personnel, pursuant to an Amended and Restated Administrative Services Agreement dated as of July 1, 2001, (the "Administrative Services Agreement") between the Company and its parent, State Bond. See "Relationship with State Bond and Affiliates."

COMPETITION

      The Company's face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, especially insurance, bank and thrift products. The Company's ability to offer competitive interest rates, attractive terms, and efficient service are its primary basis for meeting competition. American Express Certificate Company (formerly IDS Certificate Company) is the Company's main competitor in the issuance of face-amount certificates.

CAPITAL STRUCTURE

      The Company has 10,000,000 shares of authorized common stock, $1 par value, of which 250,000 shares are currently issued and outstanding. State Bond owns all of the Company's issued and outstanding shares.

REGULATION

      Like many financial service companies which offer investment opportunities to the public, the Company is subject to governmental regulation. In particular, the 1940 Act and rules issued by the SEC specify certain terms for face-amount certificates, the method for calculating reserve liabilities on outstanding certificates, the minimum amounts and types of investments to be deposited with a qualified custodian to support such reserve liabilities, and a variety of other restrictions. See "Description of the Certificates," "Reserves and Deposits with Custodian" and Note M of Notes to Consolidating Financial Statements of the Company.

DESCRIPTION OF PROPERTY

      The Company's executive offices (the "Corporate Offices") are located at 5101 River Road, Suite 101, Bethesda, Maryland. The main telephone number for the Corporate Offices is (301) 656-4200. The Corporate Offices are the primary location for State Bond's and the Company's investment, accounting, corporate accounting, and marketing activities and various support personnel. These offices are leased by State Bond which makes them available to the Company under the Administrative Services Agreement.

LEGAL PROCEEDINGS

      The Company is not a party to, nor is any of its property the subject of, any material pending legal proceedings, other than ordinary litigation routine to its business.

                        EXECUTIVE OFFICERS AND DIRECTORS

      Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the 1940 Act are indicated by an asterisk (*). The Company's directors and officers, other than directors who are not interested persons of the Company, serve in such capacities without compensation. Officers are appointed annually at the annual meeting of the Company's Board of Directors.

      Each of the directors named below became directors of the Company in May 2000, upon the organization of the Company.

                                   Positions
                                     with
Name and Age                      the Company            Principal Occupations During the Past Five Years
-----------------------------     -----------       ------------------------------------------------------------
John J. Lawbaugh (32)*.......       Director        Executive Vice President, 1st Atlantic Guaranty Corporation
                                                    (face-amount certificate company, President until December
                                                    2000); President, State Bond & Mortgage Company, L.L.C. (May
                                                    2000 to August 16, 2002); prior to that, President, Atlantic
                                                    Capital Funding Corporation (commercial and residential
                                                    mortgage banking); President, Atlantic Pension & Trust
                                                    (private pension fund management).

Iraline G. Barnes (54).......       Director        Special Counsel, Roseman & Colin (since 1999); Prior to
                                                    that, Senior Judge, District of Columbia Superior Court;
                                                    Prior to that, Vice President of Corporate Relations,
                                                    Potomac Electric Power Co.

                                   Positions
                                     with
Name and Age                      the Company            Principal Occupations During the Past Five Years
-----------------------------     -----------       ------------------------------------------------------------
Kumar Barve (43).............       Director        Delegate to the State Senate, Maryland; Prior to that,
                                                    Accountant/Chief Financial Officer, Environmental Management
                                                    Services, Inc. (Hazardous Waste Disposal and Environmental
                                                    Consulting)

Nancy Hopkinson (60).........       Director        Currently Retired (since 1996); prior to that, Teacher and
                                                    School Administrator, Montgomery County Public Schools
                                                    (Maryland)

Brian Murphy (58)*...........       Director        Partner, Griffin Farmer & Murphy LLP (law firm)

Marialice B. Williams(56)....       Director        President of Risk Mitigation Strategists; Chairman, District
                                                    of Coulmbia Housing Finance Agency; Chairman, Advisory
                                                    Committee of WPFW (89.3FM) Radio; Prior to that, Director,
                                                    Capital Markets section of the Multifamily Division of
                                                    Federal National Mortgage Association. (from 1989-1998)

Eric M. Westbury (38)........       President       President, SBM Certificate Company, (since December 2000,
                                                    Executive Vice President before that from November 1999);
                                                    Executive Vice President, 1st Atlantic Guaranty Corporation
                                                    (since November 1999); prior to that, President and Chief
                                                    Operating Officer of The Washington Development Group
                                                    (private real estate development and management company),
                                                    from September 1997 through November 1999. Prior to that,
                                                    Vice-President, Market Executive (commercial and retail
                                                    banking) First Union National Bank, Washington, DC.

Trey Stafford (28)...........       Chief           Vice President of Finance and Accounting, State Bond and
                                    Financial and   Mortgage, L.L.C. (since July 2001); Secretary of Board of
                                    Accounting      Directors, ACFC (since December 2001); Audit Manager/Senior,
                                    Officer         Reznick Fedder & Silverman, CPA's (September 1997-July
                                                    2001); Staff Accountant, Charles E. Smith Residential
                                                    Realty, (September 1996-1997).

Dia H. Snowden (40)..........       Secretary       Corporate Secretary, SBM Certificate Company, (since March
                                                    2002); Client Services Manager, SBM Certificate Company,
                                                    (since July 2000); prior to that, Corporate Administrator,
                                                    The Washington Development Group, Inc. (1996-1999) (private real estate development and management company).

BOARD OF DIRECTORS

      The Board of Directors is responsible for the overall management of the Company's business. Directors are elected annually at the Company's meeting of shareholders. Each Director who is not an interested person of the Company receives an annual retainer of $500, plus a $750 fee for each regular or special Board meeting he or she attends. The Directors also receive reimbursement for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly. See "Certain Recent Developments" with respect to a Special Committee of the Board created in August 2002.

AUDIT COMMITTEE

      The members of the Audit Committee consult with the Company's independent auditors if the auditors deem it desirable, and meet with the independent auditors at least once annually to discuss the scope and results of the annual audit of the Company and such other matters as the Committee members deem appropriate or desirable. Directors Barnes, Barve and Williams are members of the Audit Committee.

                   RELATIONSHIP WITH STATE BOND AND AFFILIATES

      Pursuant to an Amended and Restated Administrative Services Agreement dated as of July 1, 2001 (the "Administrative Services Agreement"), State Bond provides various administrative services to the Company. Under the terms of the Administrative Services Agreement, State Bond makes available certain of its property, equipment and facilities to the Company for use in its business operations. State Bond also provides the Company with certain administrative and special services, including personnel and furnishes or otherwise makes available accounting services to the Company. The annual charge to the Company for the services and facilities provided by State Bond is 1% of the Company's average certificate liability balances, or an amount not to exceed $2.5 million. The charge will be determined monthly by State Bond and Company management. At no time, however, may the charge cause the Company to have assets of less than the total of the qualified investments and capital stock required under the 1940 Act. State Bond waived its fees due under the original Administrative Services Agreement dated July 1, 2000 through September 30, 2000. For the last quarter of 2000 a fee of $112,223 was charged to the Company, of which $40,289 remained payable at December 31, 2000. During 2001, a fee totaling $1,078,839 was charged and $1,119,128 was paid by the Company to State Bond. State Bond's parent, 1st Atlantic, is majority owned by John J. Lawbaugh, who until August 16, 2002, served as Chairman of the Board and Chief Executive Officer of the Company and 1st Atlantic. See "Certain Recent Developments".

      In connection with the Acquisition, certain dividend payments were made by the Company to its former, and to its current, parent as described in Note A of the Notes to Consolidating Financial Statements. Also, from time-to-time the Company makes dividend payments to State Bond, which, in turn, may make dividend payments to 1st Atlantic, State Bond's parent. During 2001, the Company paid $579,934 of cash dividends to State Bond.

      See Note L of Notes to Consolidating Financial Statements with respect to the contribution of a mortgage note and property as additional paid-in capital made by State Bond to the Company on September 30, 2001.

                           CERTAIN RECENT DEVELOPMENTS

      On August 16, 2002, the Company's Board of Directors removed John J. Lawbaugh from his positions as Chairman of the Board and Chief Executive Officer of the Company, suspended Mr. Lawbaugh's authority to act for or bind the Company with respect to any transactions and prohibited him from exercising any control over the Company and its assets. Mr. Lawbaugh, who held his former positions since 2000, continues to be a director of the Company and owns a majority of the outstanding shares of common stock of 1st Atlantic, the Company's parent.

      The action taken by the Board of Directors resulted from information that came to the Company's attention concerning Mr. Lawbaugh's possible participation in certain financial transactions involving the Company (the "questioned transactions") that raised potential issues under the federal securities laws, as well as other concerns with the possible diversion of Company assets. In the Company's effort to obtain further, substantiating information concerning the questioned transactions, the Board of Directors, among other things, authorized its independent auditors, Reznick Fedder & Silverman ("Reznick"), to conduct a review of the transactions to determine their scope and the impact on the Company's financial statements. And on August 28, 2002, at a Special Meeting of the Board of Directors, a Special Committee, consisting of two directors who are not "interested persons" within the meaning of the 1940 Act was created to oversee the review of the questioned transactions and report its findings and recommendations for action to the Board.

      At a meeting of the Board on October 3, 2002, the Special Committee presented its report and the Company has concluded that Mr. Lawbaugh: (1) failed to comply with provisions of the 1940 Act, prohibiting transactions with affiliated persons of registered investment companies; (2) caused the Company to fail to comply with disclosure requirements of the 1933 Act applicable to the Company's prospectuses, and disclosure requirements of the Exchange Act concerning information required to be included in the Company's periodic reports filed with the SEC; and, (3) diverted cash assets of the Company to himself directly or indirectly. The report of the Special Committee, including discussion of the questioned transactions, is the subject of the Company's Form 8-K Current Report dated October 3, 2002, filed with the SEC.

      In the circumstances, Reznick advised the Company that its financial statements for the years ended December 31, 2001, and December 31, 2000, required restatement. The restatement necessitated by the questioned transactions has resulted in a reduction in the Company's qualified assets at December 31, 2001, previously reported to be $24,004,433, of $1,396,907; and a reduction in such assets at December 31, 2000, previously reported to be

$21,462,378, of $292,236. After the restatements, the Company had excess qualified reserves of $711,879 and $553,388 at December 31, 2001 and 2000, respectively.

      The Company's financial statements included in this prospectus are restated to give effect to revisions necessitated as a result of the questioned transactions. The restated financial statements also are included in amendments to the Company's annual reports on Form 10-K for the years ended December 31, 2001 and December 31, 2000, which were filed with the SEC on October 29, 2002. Restated financial statements also are or will be included in amended Form 10-Q quarterly reports of the Company for the quarters affected.

      The questioned transactions all occurred when Mr. Lawbaugh was responsible for making the Company's significant investments. See Note O of the Notes to the Consolidating Financial Statements for the year ended December 31, 2001, for a summary of the questioned transactions which occurred during 2001 and 2000. In addition to the transactions discussed in Note O, the following is a summary of questioned transactions that occurred in 2002:

      In April 2002, the Company received a check in the amount of $463,120, payable to the Company, which purported to be in settlement of the outstanding principal and interest on a mortgage note held by the Company and an amount due the Company on the sale of its interest in a junior deed of trust property. However, this payment was $40,200 short of the total settlement amount the Company expected to receive based on the settlement statement. The Company subsequently learned that, on the borrower's instructions, a check for $40,200 had been issued by the title company to an entity that was unknown to the Company, but which it later learned is controlled by Mr. Lawbaugh.

      In June 2002, at the settlement of a refinancing by the Company of a credit line to a borrower, loan origination fees of $16,500 were paid by the borrower to an entity that the Company has learned is controlled by Mr. Lawbaugh.

      In August 2002, Mr. Lawbaugh caused the Company to wire $5.4 million to a bank escrow account for the purchase of residual interests in a pool of first mortgage loans. After these funds were wired, the Company was advised by the seller's agent that only $4.5 million was required for the purchase, and the Company discovered the $900,000 excess funds had been wired to another bank and credited to the account of another entity unrelated to the seller of the investment and unrelated to the Company. The Company determined that the entity is owned by Mr. Lawbaugh and demanded the return of the $900,000 of excess funds. Mr. Lawbaugh authorized the return to the Company of the $900,000, and on September 10, 2002, the Company's bank received these funds from the entity's bank.

      The Company has made a demand for payment of all amounts owed to it by Mr. Lawbaugh. To the extent that Mr. Lawbaugh does not make restitution to the Company of all amounts that he diverted, directly or indirectly, to his own benefit, the Company will pursue all legal remedies that are available to it, and will seek recovery of all costs the Company has incurred in connection with this matter.

                              INDEPENDENT AUDITORS

      The Company's financial statements included herein at December 31, 2001 and December 31, 2000, and for the years then ended, have been audited by Reznick Fedder & Silverman, and SBM MN's financial statements included herein for the year ended December 31, 1999 have been audited by Ernst & Young LLP, as set forth in their respective reports appearing elsewhere herein. These financial statements are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

                             SELECTED FINANCIAL DATA

      The following table contains selected financial data of the Company for the five years ended December 31, 2001. The financial data was derived from the Company's audited financial statements. The reports of Reznick Fedder & Silverman, independent auditors, with respect to the years ended December 31, 2001 and 2000, and of Ernst & Young LLP, independent auditors, with respect to the year ended December 31, 1999, appear elsewhere herein. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes, and other financial information included in this Prospectus.

                                                                          YEAR ENDED DECEMBER 31
                                                      ----------------------------------------------------------------
                                                        2001          2000          1999          1998           1997
                                                      --------      --------      --------      --------      --------
                                                                  (In thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Total investment income                               $  1,615      $  1,618      $  2,292      $  2,827      $  3,922
Interest credited on certificate reserves               (1,173)       (1,523)       (1,615)       (2,063)       (2,795)
Net investment spread                                      442            95           677           763         1,138
Total investment and other expenses                     (2,443)         (870)         (376)         (576)         (755)
Federal income tax (expense) benefit                        --           621           102           (54)         (124)
Net investment income (loss)                            (2,001)         (154)          409           134           259
Net other operating loss                                   (38)           --            --            --            --
Federal income tax (expense) benefit                       288            --            --            --            --
Net investment and other operating income (losses)      (1,751)         (154)          409           134           259
Net realized investment gains (losses)                      69          (429)         (373)         (103)         (164)
Net income (loss)                                       (1,682)         (583)           36            31            95
Earnings (loss) per share*                               (6.73)        (2.33)         0.14          0.12          0.38

BALANCE SHEET DATA (END OF PERIOD)
Total assets                                          $ 23,881      $ 21,967      $ 34,285      $ 39,354      $ 60,270
Total liabilities                                       24,152        21,527        30,117        34,068        45,127
Shareholder's equity                                      (271)          440         4,168         5,028         4,982

----------

*     Earnings (loss) per share based on 250,000 shares issued and outstanding.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

GENERAL

      The Company's predecessor, SBN MN, was incorporated in June 1990 to assume the face-amount certificate business of SBM Company ("SBM") which began in 1914. ARM purchased most of the assets of SBM in June 1995 and continued the issuance of face-amount certificates through SBM MN, then a wholly-owned subsidiary of ARM. As a result of the Acquisition, the Company has assumed the obligations of SBM MN's outstanding face-amount certificates and currently offers various series of single-payment face-amount certificates. The Company issues and services fixed rate face-amount certificates and provides related services to holders of the certificates. ACFC performs underwriting and closing services for the Company, as well as other such services to outside brokers and bankers.

RESULTS OF OPERATIONS

2001 compared with 2000

      During 2001, total assets increased $1,913,572 from $22.0 million in 2000 to $23.9 million in 2001, while certificate liability increased $2,894,422 from $20.9 million in 2000 to $23.8 million in 2001. The increase in total assets and certificate liability is primarily due to certificate sales exceeding certificate maturities, redemptions and early surrenders.

      The Company's earnings are derived primarily from net investment income and net other operating income. Net investment income is income earned from invested assets less investment expenses and interest credited on certificate reserve liability. Net other operating income is income earned from the origination of loans in the mortgage broker business less operating expenses. Changes in net investment income are largely due to changes in the rate of return on investments. Changes in net other operating income is attributable to changes in the volume of loans originated.

      The Company had a net loss of $1,681,812 and $582,879 for the years ended December 31, 2001 and 2000, respectively. The increase in net loss for 2001 stemmed mainly from the net investment loss before income tax of $2,000,732 for the period ended December 31, 2001 as compared to net investment loss before income tax of $775,352 for the period ended December 31, 2000. The increase in net investment loss before income tax for 2001 was due mainly to an increase in investment and other expenses.

      Investment income (excluding realized investment gains and losses) in 2001 was $1,615,128 compared to investment income of $1,617,929 for 2000. Investment income plus realized investment gains less realized investment losses represents annualized investment yields of 7.90% and 4.30% on average cash and investments of $21.3 million and $27.6 million for 2001 and 2000, respectively. The decrease in investment income is attributable to a decrease in cash and investments being held by the Company.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $442,576 for 2001 compared to $94,760 in 2000. On an annualized yield basis, these amounts reflect net investment spread for 2001 and 2000 of 1.98% and .37%, respectively.

      Interest credited on certificate reserves for 2001 and 2000 was $1,172,552 and $1,523,169, respectively. These amounts represent annualized average rates of interest credited of 5.24% and 5.97% on average certificate liability of $22.4 million and $25.5 million for 2001 and 2000, respectively. The Company monitors credited interest rates for new and renewal issues against competitive products, such as bank certificates of deposit. Credited interest rate adjustments (up or down) on new face-amount certificates are made by the Company periodically, resulting in the overall decrease in the average crediting rate.

      Investment and other expenses were $2,443,308 and $870,112 for 2001 and 2000, respectively. The increase in investment and other expenses was the result of an increase in the management fee paid to the Company's parent, State Bond, and other expenses. The increase in the management fee was due to a majority of the payment to State Bond in 2001 being made in the form of a management fee, whereas, in 2000 the payment to State Bond was in the form of both a management fee and dividends. Total dividends paid to cover management services and management fee expense combined for 2001 and 2000 was $1,658,773 and $1,486,344, respectively. Investment and other expenses were further increased by the reserve for losses on the shareholder receivable of $469,982 and $342,236 for 2001 and 2000, respectively. See Note L and Note O of the Notes to the Consolidating Financial Statements. The increase in other expenses from $178,365 in 2000 to $704,864 in 2001 was mainly due to a new policy implemented after the Acquisition as to the payment of certain direct expenses by the Company. Prior to Acquisition, certain expenses that are currently paid by the Company were paid by ARM.

      Net other operating loss before income tax of $38,041, for the year ended December 31, 2001, consists of the mortgage broker operations of ACFC, which became a subsidiary of the Company in December 2000. Other operating income of $897,267 is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating and brokering loans. Other operating expenses of $935,308 consist of salaries and commissions paid in relation to originating and brokering loans and other costs in operating the mortgage company.

      Realized investment gains (losses) were $68,697 and ($428,582) for 2001 and 2000, respectively. Realized investment gains and losses are primarily interest-rate related and attributable to the asset/liability management strategies of the Company. Realized investment losses in 2000 were due to the sale of securities as required of SBM MN in the Acquisition transaction. The Company invests in a mixture of investments ranging from securities with fixed maturities, mortgage notes and real estate tax lien certificates. The objective of each investment is to provide reasonable returns while limiting liquidity and credit risks.

      In the event that the Company experiences higher than historical levels of certificate surrenders, the Company might need to liquidate investments other than in accordance with its normal asset liability management strategy and, as a result, the Company could experience substantial realized investment losses.

2000 compared with 1999

      The Company's earnings are derived primarily from the after tax-yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to the accounts of certificate holder. Likewise, changes in the make-up of taxable and tax-advantaged investments will impact the Company's investment portfolio.

      During 2000, total assets decreased $12,317,777, while certificate liability decreased $9,190,058 and the deferred tax liability increased $305,209. The decrease in total assets and the certificate liability is primarily due to maturities, redemptions, early surrenders of certificates exceeding certificate sales, and the certificate liability release. (See the discussion in the last paragraph of this discussion of the results of operation for 2000 compared to 1999 in this connection and Note B to the consolidating financial statements of SBM Certificate Company and Subsidiary.) The $6,513,805 of dividends paid by SBM MN and SBM MD, resulting primarily from the Acquisition, also significantly impacted total assets. The increase in the deferred tax liability was mainly attributable to the new methodology for calculating the certificate liability subsequent to the Acquisition offset by the net operating loss carryforward deferred tax asset.

      The Company had net income (loss) of ($582,879) and $36,143 for the years ended December 31, 2000 and 1999 respectively. Net loss for 2000 stemmed from the net investment loss of $154,297 and net realized investment loss of $428,582. Net income for 1999 consisted of net investment income of $408,673 and net realized investment losses of $372,530.

      Net investment loss (excluding net realized investment gains and losses) in 2000 was $154,297 compared to net investment income of $408,673 for 1999. The net investment loss in 2000 of $154,297 is comprised of net investment losses before income taxes of $775,352 and a deferred income tax benefit of $621,055. The net investment income in 1999 of $408,673 consists of net investment income before income taxes of $306,660 and an income tax benefit of $102,013. The decrease in net investment income before income taxes was a result of materially diminished certificate sales and a decrease in investments held as a result of redemptions of certain investments. Certificate sales generate the funds needed to purchase various investments that can generate excess investment income over expenses, as well as to serve as qualified investments. In addition, a reserve for losses on a shareholder receivable was recognized for 2000 in the amount of $342,236. This reserve relates to a discovery by members of management of the Company in 2002 of several transactions that raised concerns that John J. Lawbaugh, the Company's Chairman of the Board and Chief Executive Officer, failed to comply with provisions of the

Investment Company Act of 1940 (the "1940 Act") prohibiting transactions with affiliated persons of registered investment companies, caused the Company to fail to comply with disclosure requirements of the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"), and diverted cash assets of the Company to himself directly or indirectly in 2000 in the amount of $342,236. As a result, on August 16, 2002, the Company's Board of Directors removed Mr. Lawbaugh from his position as the Chairman of the Board and Chief Executive Officer and suspended his authority to act for or bind the Company with respect to any transactions (See Note L to the Consolidating Financial Statements for the year ended December 31, 2000). Since the collectibility of this shareholder receivable is doubtful, a reserve allowance has been recorded in the full amount due from shareholder of $342,236. Upon collection of any amount of this shareholder receivable, income will be recognized in the period in which the cash is collected.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, decreased to $94,760 during 2000 from $676,485 in 1999. These amounts reflect net investment spread of 0.37% and 1.20% during 2000 and 1999, respectively, between the Company's investment yield on average cash and investments and the average rate credited on certificate reserves.

      The Company's investment income decreased to $1.6 million from $2.3 million for 2000 and 1999, respectively. These amounts represent investment yields of 4.30% and 6.20% on average cash and investments of $27.6 million and $36.9 million for 2000 and 1999, respectively. The decrease in investment income is primarily attributable to a lower amount of securities investments in 2000 as compared to 1999.

      Interest credited on certificate liability was $1.5 million and $1.6 million for 2000 and 1999, respectively. These amounts represent average rates of 5.97% and 5.00% on average certificate liability of $25.5 million and $32.3 million for 2000 and 1999, respectively. The majority of the Company's outstanding face-amount certificates are fixed-rate three-year contracts.

      The Company monitors credited interest rates for new and renewal issues against competitive products, mainly bank certificates of deposit. Credited interest rate adjustments (up or down) on new certificates are made as the Company deems necessary. New and renewal contracts issued during 2000 have crediting rates that are generally lower than contracts that matured during that period, resulting in the overall decrease in the average crediting rate.

      Investment and other expenses were $870,112 and $369,825 for 2000 and 1999, respectively. The increase in investment and other expenses is primarily attributable to the costs relating to the Acquisition and the reserve for losses on the shareholder receivable. See Note J and Note L of the Notes to the Consolidating Financial Statements.

      Net realized investment losses (net of gains) were $428,582 and $372,530 for 2000 and 1999, respectively. Realized investment losses for 2000 are due to the sale of securities as required of SBM MN in the Acquisition transaction. Other realized investment gains and losses were primarily interest-rate related and attributable to the asset/liability management strategies of the Company. Fixed maturities and equity securities (i.e., non-redeemable preferred stock) classified as available-for-sale are sold during rising and falling interest rate environments which can result in period-to-period swings in interest-rate related realized investment gains and losses as well.

      In the event that the Company experiences higher than historical levels of certificate surrenders, the Company might need to liquidate investments other than in accordance with its normal asset/liability management strategy and, as a result, the Company could experience substantial realized investment losses.

      Certificate liabilities decreased $9.2 million or 30.5% during 2000, as maturities and surrenders exceeded sales and renewals. The decrease is attributable to SBM MD's policy not to renew outstanding Certificates and its inability to sell new Certificates after April 30, 2000. This was due to SBM MN's decision not to update its prospectus for use in continuing the offer and sale of Certificates after that date. The Acquisition did not close until July 19, 2000, after which the

Company filed amendments to the registration statement that required review by the SEC. The Company began the resumption of certificate sales in early 2001. For certificates reaching their maturity date during 2000 and 1999, 34% and 66%, respectively, were renewed.

ASSET PORTFOLIO REVIEW

      The Company invests its assets in accordance with the provisions of the 1940 Act, which permits the investment of reserves only in cash or "qualified investments." Qualified investments are investments of a kind which life insurance companies may hold under the Insurance Code of the District of Columbia, and other such assets as the SEC may permit under the 1940 Act. The Company's investment policy is to invest reserves in a variety of investments that diversify risk, provide a reasonable return on investment and allow for liquidity consistent with the cash requirements of the Company. The Company's four principal investment types as of December 31, 2001 are fixed maturity securities, mortgage notes, property held for sale, and real estate tax lien certificates. The Company monitors its short-term liquidity needs to ensure that cash flow from investments allows for the payment of all of its obligations due, including expected cash outflow to certificate holders, with the goal of maintaining an adequate level of liquidity for maturing face-amount certificates. In addition, the investment strategy also is designed to provide protection of the investment portfolio from adverse changes in interest rates.

      The Company's investments in fixed maturity securities totaled $6,774,313 at December 31, 2001, 30.47% of the investment portfolio (41.60% at December 31,
2000). Fixed maturity investments were 100% investment grade at December 31, 2001. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, securities are classified by a nationally recognized statistical rating organization (i.e., Standard & Poor's Corporation's rating of BBB- or above). As of December 31, 2001, the Company held no fixed maturity securities that had defaulted on principal or interest payments. Fixed maturities include mortgage-backed securities ("MBSs"), collateralized mortgage obligations ("CMOs") and asset-backed securities, which include pass-through securities. MBSs and CMOs are subject to risks associated with prepayments of the underlying mortgage loans. Prepayments cause these securities to have actual maturities different from those expected at the time of purchase. The degree to which a security is susceptible to either an increase or decrease in yield due to prepayment speed adjustments is influenced by the difference between its amortized cost and par, the relative sensitivity of the underlying mortgages backing the assets to prepayments in a changing interest rate environment and the repayment priority of the securities in the overall securitization structure. Prepayment sensitivity is evaluated and monitored, giving full consideration to the collateral characteristics such as weighted average coupon rate, weighted average maturity and the prepayment history of the specific loan pool.

      Based on the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company currently classifies its fixed maturity securities as available-for-sale. Such securities are carried at fair value and changes in fair value, net of deferred income taxes, are charged or credited directly to shareholder's equity. During 2001, the change in unrealized gains, net of tax increased by $4,657 resulting in an unrealized gain, net of tax at December 31, 2001 of $217,448. Unrealized gain net of tax at December 31, 2000 was $212,791. Volatility in reported shareholder's equity occurs as a result of the application of SFAS No. 115, which requires some assets to be carried at fair value while other assets and all liabilities are carried at historical values. As a result, adjusting the shareholder's equity for changes in the fair value of the Company's fixed maturity securities without reflecting offsetting changes in the value of the Company's liabilities or other assets creates volatility in reported shareholder's equity but does not reflect the underlying economics of the Company's business.

      The Company's investments in residential and commercial real estate mortgage notes receivable and property held for sale totaled $6,587,523 at December 31, 2001, 29.63% of the investment portfolio. These real estate mortgage notes consist of $5,436,118 of mortgage notes held for sale and $731,482 of mortgage notes held for investment. The notes accrue interest at rates ranging from 8.0% to 14.5% per annum and are secured by the underlying real property. The Company's intention is to sell the mortgage notes held for sale to a buyer under certain favorable market conditions and to hold the mortgage notes held for investment as a long-term investment. Property held for sale of $419,923 is the cost basis of a property in which the Company has a beneficial interest. The property is currently under a contract for sale, which will close in December 2002. See Note L and Note O of the Notes to Consolidating Financial Statements.

      The Company's other significant investments are real estate tax lien certificates. These certificates are comprised of delinquent real estate tax bills purchased from municipalities. They accrue interest at the rate of 20% per annum on the outstanding taxes and are secured by a first lien on the property on which the tax is owed. In all cases, the certificates are significantly over-collateralized by the underlying property. As of December 31, 2001, the real estate tax lien certificates had a balance of $2,628,528, 11.82% of the investment portfolio.

LIQUIDITY AND FINANCIAL RESOURCES

      As of December 31, 2001, the Company had $711,879 of qualified assets in excess of the minimum amount required by the 1940 Act and the rules and regulations promulgated thereunder by the SEC, as computed in accordance with the 1940 Act.

      The primary liquidity requirement of the Company relates to its payment of certificate maturities and surrenders and payment of its management fee. The principal sources of cash to meet such liquidity requirements are investment income and proceeds from maturities and redemptions of investments.

      At December 31, 2001, cash and cash equivalents totaled $5.5 million, an increase of $1.8 million from December 31, 2000. The Company's aim is to manage its cash and cash equivalents position so as to satisfy short-term liquidity needs. In connection with this management of cash and cash equivalents, the Company may invest idle cash in short duration fixed maturities to capture additional yield when short-term liquidity requirements permit.

      Cash flows of ($1.2) million, $1.6 million, and $2.1 million were generated from (used in) operating activities in 2001, 2000, and 1999, respectively. These cash flows resulted principally from investment income, less management fees, and commissions paid. Proceeds from sales, redemptions and maturities of investments generated $9.5 million, $6.4 million, and $37.0 million in cash flows during 2001, 2000, and 1999, respectively, which were offset by purchases of investments of $7.4 million, $3.5 million, and $22.5 million, respectively.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE
INDEPENDENT AUDITORS' REPORT                                                          F-02
REPORT OF INDEPENDENT AUDITORS                                                        F-03
FINANCIAL STATEMENTS
    CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000                     F-04
    CONSOLIDATING STATEMENTS OF OPERATIONS AND
        COMPREHENSIVE INCOME (LOSS) FOR YEAR ENDED DECEMBER 31, 2001 AND 2000         F-06
    STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEAR
       ENDED DECEMBER 31, 1999                                                        F-08
    CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY FOR YEAR ENDED
       DECEMBER 31, 2001 AND 2000                                                     F-09
    STATEMENT OF SHAREHOLDER'S EQUITY FOR YEAR ENDED DECEMBER 31, 1999                F-10
    CONSOLIDATING STATEMENTS OF CASH FLOWS FOR YEARS ENDED DECEMBER 31, 2001
       AND 2000                                                                       F-11
    STATEMENT OF CASH FLOWS FOR YEAR ENDED DECEMBER 31, 1999                          F-14
    NOTES TO CONSOLIDATING FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 2001      F-15

SUPPLEMENTAL SCHEDULES
    SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS                    S-01
    SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME THEREON        S-03
    SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES     S-04
    SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT                                          S-05
    SCHEDULE VI - CERTIFICATE RESERVES                                                S-06
    SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS                                  S-12

INTERIM FINANCIAL STATEMENTS
    UNAUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2002 ARE
    INCLUDED IN THE APPENDIX TO THIS PROSPECTUS

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
SBM Certificate Company

      We have audited the accompanying consolidating balance sheets of SBM Certificate Company and Subsidiary as of December 31, 2001 and 2000, and the related consolidating statements of operations and comprehensive income (loss), shareholder's equity, and cash flows for the years then ended. These consolidating financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidating financial statements based on our audits. The financial statements of SBM Certificate Company (formerly SBM Certificate Company, a Minnesota Corporation) as of December 31, 1999, were audited by other auditors whose report, dated March 31, 2000, except for the last paragraph of note A, as to which the date is July 19, 2000, expressed an unqualified opinion.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidating financial statements referred to above present fairly, in all material respects, the financial position of SBM Certificate Company and Subsidiary at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the supplemental financial statement schedules, when considered in relation to the basic consolidating financial statements taken as a whole, present fairly in all material respects the information set forth therein.

      As discussed in Note O to the financial statements, certain transactions resulting in an overstatement of qualified assets and additional paid in capital were discovered by management of the Company subsequent to the issuance of the 2001 financial statements. Accordingly, the 2001 financial statements have been restated to give effect to these transactions.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
February 28, 2002, except for notes B, F, H, J, L, M, and O and to the supplemental schedules on pages S-06 and S-07 as to which the date is October 4, 2002

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SBM Certificate Company (Minnesota)

We have audited the accompanying statement of operations, shareholder's equity and cash flows of SBM Certificate Company (Minnesota) for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of SBM Certificate Company's (Minnesota) operations and its cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                        /s/ Ernst & Young LLP

Louisville, Kentucky
March 31, 2000
Except for the second paragraph of Note A, as to which the date is July 19, 2000

                     SBM Certificate Company and Subsidiary

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2001

                                                             SBM Certificate  Atlantic Capital    Eliminating
                                                                 Company        Funding Corp.       Entries           Totals
                                                             ---------------  ----------------    -----------      ------------
Qualified assets
  Cash and investments
    Fixed maturities, available-for-sale, at fair value
          (amortized cost: $6,440,016)                         $  6,774,313      $        --      $        --      $  6,774,313
    Mortgage notes held for sale                                  4,965,696          470,422               --         5,436,118
    Mortgage notes held for investment                              378,750          352,732               --           731,482
    Real estate tax lien certificates                             2,628,528               --               --         2,628,528
    Property held for sale                                          419,923               --               --           419,923
    Escrows                                                         608,037               --               --           608,037
    Certificate loans                                                98,137               --               --            98,137
    Cash and cash equivalents                                     4,676,654          861,440               --         5,538,094
                                                               ------------      -----------      -----------      ------------

        Total cash and investments                               20,550,038        1,684,594               --        22,234,632
                                                               ------------      -----------      -----------      ------------

  Receivables
    Dividends and interest                                          369,046            3,848               --           372,894
                                                               ------------      -----------      -----------      ------------

        Total receivables                                           369,046            3,848               --           372,894
                                                               ------------      -----------      -----------      ------------

        Total qualified assets                                   20,919,084        1,688,442               --        22,607,526

Other assets
  Related party receivable                                           80,608           16,744          (49,565)           47,787
  Fixed assets, net of accumulated depreciation of $20,657          185,788           18,818               --           204,606
  Investment in subsidiary                                        1,619,007               --       (1,619,007)               --
  Goodwill, net of accumulated amortization of $61,686              591,463               --               --           591,463
  Deferred acquisition costs                                        420,093               --               --           420,093
  Due from shareholder                                              812,218               --               --           812,218
  Allowance - due from shareholder                                 (812,218)              --               --          (812,218)
  Other assets                                                        5,815            3,404               --             9,219
                                                               ------------      -----------      -----------      ------------

        Total assets                                           $ 23,821,858      $ 1,727,408      $(1,668,572)     $ 23,880,694
                                                               ============      ===========      ===========      ============

Liabilities
  Statutory certificate liability                              $ 21,311,350      $        --      $        --      $ 21,311,350
  Additional certificate liability                                2,509,700               --               --         2,509,700
  Accounts payable and other liabilities                            270,881           36,582               --           307,463
  Related party payable                                                 957           71,819          (49,565)           23,211
                                                               ------------      -----------      -----------      ------------

        Total liabilities                                        24,092,888          108,401          (49,565)       24,151,724
                                                               ------------      -----------      -----------      ------------

Shareholder's equity
  Common stock, $1 par value; 10,000,000 shares
    authorized; 250,000 shares issued and outstanding               250,000               --               --           250,000
  Common stock, $2 par value; 10,000 shares
    authorized; 10,000 shares issued and outstanding                     --           20,000          (20,000)               --
  Additional paid-in capital                                      3,222,591        1,621,481       (1,621,481)        3,222,591
  Accumulated comprehensive income, net of taxes                    217,448               --               --           217,448
  Retained earnings (deficit)                                    (3,961,069)         (22,474)          22,474        (3,961,069)
                                                               ------------      -----------      -----------      ------------

        Total shareholder's equity                                 (271,030)       1,619,007       (1,619,007)         (271,030)
                                                               ------------      -----------      -----------      ------------

        Total liabilities and shareholder's equity             $ 23,821,858      $ 1,727,408      $(1,668,572)     $ 23,880,694
                                                               ============      ===========      ===========      ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2000

                                                                       SBM          Atlantic
                                                                   Certificate       Capital         Eliminating
                                                                     Company       Funding Corp.       Entries           Totals
                                                                  ------------     -------------     -----------      ------------
Qualified assets
    Cash and investments
       Investments in securities of unaffiliated issuers
          Fixed maturities, available-for-sale, at fair value
             (amortized cost: $12,654,435)                        $ 13,001,000      $        --      $        --      $ 13,001,000
          Equity securities, at fair value (cost: $200,663)            200,663               --               --           200,663
       Mortgage notes held for sale                                  2,786,369          273,883               --         3,060,252
       Mortgage notes held for investment                              363,130          352,732               --           715,862
       Certificate loans                                               110,069               --               --           110,069
       Cash and cash equivalents                                     2,715,502        1,000,891               --         3,716,393
                                                                  ------------      -----------      -----------      ------------

          Total cash and investments                                19,176,733        1,627,506               --        20,804,239
                                                                  ------------      -----------      -----------      ------------

    Receivables
       Dividends and interest                                           99,421               --               --            99,421
       Escrow receivable                                               266,482               --               --           266,482
                                                                  ------------      -----------      -----------      ------------

          Total receivables                                            365,903               --               --           365,903
                                                                  ------------      -----------      -----------      ------------

          Total qualified assets                                    19,542,636        1,627,506               --        21,170,142

Other assets
    Related party receivable                                                --            1,000           (1,000)               --
    Fixed assets                                                        68,003               69               --            68,072
    Investment in subsidiary                                         1,572,958               --       (1,572,958)               --
    Goodwill, net of accumulated amortization of $18,143               635,006               --               --           635,006
    Deferred acquisition costs                                          80,436               --               --            80,436
    Due from shareholder                                               342,236               --               --           342,236
    Allowance - due from shareholder                                  (342,236)              --               --          (342,236)
    Other assets                                                        13,466               --               --            13,466
                                                                  ------------      -----------      -----------      ------------

          Total assets                                            $ 21,912,505      $ 1,628,575      $(1,573,958)     $ 21,967,122
                                                                  ============      ===========      ===========      ============

Liabilities
    Certificate liability                                         $ 20,926,628      $        --      $        --      $ 20,926,628
    Accounts payable and other liabilities                             239,743            2,197               --           241,940
    Related party payable                                                1,000           53,420           (1,000)           53,420
    Deferred tax liability                                             305,209               --               --           305,209
                                                                  ------------      -----------      -----------      ------------

          Total liabilities                                         21,472,580           55,617           (1,000)       21,527,197
                                                                  ------------      -----------      -----------      ------------

Shareholder's equity
    Common stock, $1 par value; 10,000,000 shares
       authorized; 250,000 shares issued and outstanding               250,000               --               --           250,000
    Common stock, $2 par value; 10,000 shares
       authorized; 10,000 shares issued and outstanding                     --           20,000          (20,000)               --
    Additional paid-in capital                                       1,676,457        1,553,957       (1,553,957)        1,676,457
    Accumulated comprehensive income, net of taxes                     212,791               --               --           212,791
    Retained earnings (deficit)                                     (1,699,323)            (999)             999        (1,699,323)
                                                                  ------------      -----------      -----------      ------------

          Total shareholder's equity                                   439,925        1,572,958       (1,572,958)          439,925
                                                                  ------------      -----------      -----------      ------------

          Total liabilities and shareholder's equity              $ 21,912,505      $ 1,628,575      $(1,573,958)     $ 21,967,122
                                                                  ============      ===========      ===========      ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

      CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                          Year ended December 31, 2001

                                                                SBM Certificate   Atlantic Capital   Eliminating
                                                                    Company         Funding Corp.      Entries          Totals
                                                                ---------------   ----------------   -----------      -----------
Investment income
    Interest and dividend income                                   $   910,395       $  39,653         $    --       $   950,048
    Other investment income                                             10,060              --              --            10,060
    Loss from investment in subsidiary                                 (21,475)             --          21,475                --
    Mortgage interest income                                           647,200           7,820              --           655,020
                                                                   -----------       ---------         -------       -----------

            Total investment income                                  1,546,180          47,473          21,475         1,615,128
                                                                   -----------       ---------         -------       -----------

Investment and other expenses
    Administrative services fee                                      1,078,839              --              --         1,078,839
    Deferred acquisition cost amortization and
        renewal commissions                                            125,422              --              --           125,422
    Amortization of goodwill                                            43,543              --              --            43,543
    Depreciation expense                                                20,117             541              --            20,658
    Reserve for losses - shareholder receivable                        469,982              --              --           469,982
    Other expenses                                                     704,864              --              --           704,864
                                                                   -----------       ---------         -------       -----------

            Total investment and other expenses                      2,442,767             541              --         2,443,308
                                                                   -----------       ---------         -------       -----------

Interest credited on certificate liability                           1,172,552              --              --         1,172,552
                                                                   -----------       ---------         -------       -----------

            Net investment loss before income taxes                 (2,069,139)         46,932          21,475        (2,000,732)
                                                                   -----------       ---------         -------       -----------

Other operating income
    Origination fee income                                              30,366         421,449              --           451,815
    Gain on sale to investor                                                --         378,034              --           378,034
    Other loan fee income                                                   --          67,418              --            67,418
                                                                   -----------       ---------         -------       -----------

            Total other operating income                                30,366         866,901              --           897,267
                                                                   -----------       ---------         -------       -----------

Other operating expenses
    Salaries and commissions                                                --         651,311              --           651,311
    Other expenses                                                          --         283,997              --           283,997
                                                                   -----------       ---------         -------       -----------

            Total other operating expenses                                  --         935,308              --           935,308
                                                                   -----------       ---------         -------       -----------

            Net other operating loss before income taxes                30,366         (68,407)             --           (38,041)
                                                                   -----------       ---------         -------       -----------

Net investment and other operating loss before income taxes         (2,038,773)        (21,475)         21,475        (2,038,773)
Deferred income tax benefit                                            288,264              --              --           288,264
                                                                   -----------       ---------         -------       -----------

            Net investment and other operating income (loss)        (1,750,509)        (21,475)         21,475        (1,750,509)
                                                                   -----------       ---------         -------       -----------

Realized investment gains                                               68,697              --              --            68,697
Income tax expense on realized investment gains                             --              --              --                --
                                                                   -----------       ---------         -------       -----------

            Net realized investment gains                               68,697              --              --            68,697
                                                                   -----------       ---------         -------       -----------

            Net loss                                                (1,681,812)        (21,475)         21,475        (1,681,812)

Other comprehensive income (loss):
    Unrealized gains on available-for-sale
    securities, net of taxes

        Net unrealized gain                                              4,657              --              --             4,657
                                                                   -----------       ---------         -------       -----------

Net comprehensive loss                                             $(1,677,155)      $ (21,475)        $21,475       $(1,677,155)
                                                                   ===========       =========         =======       ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

      CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                          Year ended December 31, 2000

                                                     SBM Certificate    Atlantic Capital     Eliminating
                                                         Company          Funding Corp.        Entries            Totals
                                                     ---------------    ----------------     -----------       -----------
Investment income
    Interest and dividend income from securities       $ 1,474,281          $      --          $      --       $ 1,474,281
    Other investment income                                106,673                 --                 --           106,673
    Loss from investment in subsidiary                        (999)                --                999                --
    Mortgage interest income                                36,975                 --                 --            36,975
                                                       -----------          ---------          ---------       -----------

        Total investment income                          1,616,930                 --                999         1,617,929
                                                       -----------          ---------          ---------       -----------

Investment and other expenses
    Management and investment advisory fees                180,923                 --                 --           180,923
    Deferred acquisition cost amortization and
      renewal commissions                                  150,445                 --                 --           150,445
    Amortization of goodwill                                18,143                 --                 --            18,143
    Reserve for losses - shareholder receivable            342,236                 --                 --           342,236
    Other expenses                                         177,366                999                 --           178,365
                                                       -----------          ---------          ---------       -----------

        Total investment and other expenses                869,113                999                 --           870,112
                                                       -----------          ---------          ---------       -----------

Interest credited on certificate liability               1,523,169                 --                 --         1,523,169
                                                       -----------          ---------          ---------       -----------

        Net investment loss before income taxes           (775,352)              (999)               999          (775,352)

Deferred income tax benefit                                621,055                 --                 --           621,055
                                                       -----------          ---------          ---------       -----------

        Net investment income (loss)                      (154,297)              (999)               999          (154,297)
                                                       -----------          ---------          ---------       -----------

Realized investment losses                                (428,582)                --                 --          (428,582)
Income tax expense on realized investment losses                --                 --                 --                --
                                                       -----------          ---------          ---------       -----------

        Net realized investment losses                    (428,582)                --                 --          (428,582)
                                                       -----------          ---------          ---------       -----------

        Net loss                                          (582,879)              (999)               999          (582,879)

Other comprehensive income (loss):
    Unrealized gains on available-for-sale
    securities, net of taxes

        Net unrealized gain                                502,906                 --                 --           502,906
                                                       -----------          ---------          ---------       -----------

Total comprehensive income (loss)                      $   (79,973)         $    (999)         $     999       $   (79,973)
                                                       ===========          =========          =========       ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                          Year ended December 31, 1999

Investment income
   Interest income from securities                                  $ 2,261,957
   Other investment income                                               29,602
                                                                    -----------

         Total investment income                                      2,291,559
                                                                    -----------

Investment and other expenses
   Management and investment advisory fees                              154,042
   Deferred acquisition cost amortization and renewal commissions       193,973
   Real estate expenses                                                   2,610
   Other expenses                                                        19,200
                                                                    -----------

         Total investment and other expenses                            369,825
                                                                    -----------

Interest credited on certificate liability                            1,615,074
                                                                    -----------

         Net investment income before income taxes                      306,660

Income tax benefit                                                      102,013
                                                                    -----------

         Net investment income                                          408,673
                                                                    -----------

Realized investment losses                                             (470,507)
Income tax benefit on realized investment losses                         97,977
                                                                    -----------

         Net realized investment losses                                (372,530)
                                                                    -----------

         Net income                                                 $    36,143
                                                                    ===========

Other comprehensive loss:
   Unrealized loss on available-for-sale securities
      Unrealized holding loss in current year                       $  (895,970)
      Income tax                                                             --
                                                                    -----------

         Net unrealized loss during period                             (895,970)
                                                                    -----------

Net other comprehensive loss                                        $  (859,827)
                                                                    ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY

                     Years ended December 31, 2001 and 2000

                                                                                SBM CERTIFICATE COMPANY*
                                                -----------------------------------------------------------------------------------
                                                                                           Accumulated
                                                  Common                    Additional      Other Com-     Retained        Total
                                                  Stock                       Paid-in       prehensive     Earnings    Shareholder's
                                                  Shares        Amount        Capital      Income (Loss)   (Deficit)       Equity
                                                ----------   -----------    -----------    -------------  -----------  -------------
Balance at December 31, 1999                       250,000   $   250,000    $ 3,050,000      $(825,522)   $ 1,693,735   $ 4,168,213

Net loss - SBM-MN                                       --            --             --             --       (429,447)     (429,447)

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax          --            --             --        290,115             --       290,115

Dividends paid                                                                                             (3,708,384)   (3,708,384)

Sale of SBM-MN as a reverse merger
  transaction (July 19, 2000)                           --      (250,000)    (3,050,000)       535,407      2,444,096      (320,497)
                                                ----------   -----------    -----------      ---------    -----------   -----------

Balance at July 19, 2000                                --            --             --             --             --            --

Issuance of common stock                           250,000       250,000             --             --             --       250,000

Additional paid-in capital                              --            --      1,102,500             --             --     1,102,500

Additional paid in capital - noncash                    --            --        573,957             --             --       573,957

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax          --            --             --        212,791             --       212,791

Retained earnings (deficit):
  Dividends paid, net                                   --            --             --             --     (2,805,421)   (2,805,421)

  Certificate liability release, net of tax             --            --             --             --      1,259,530     1,259,530

  Net loss since Acquisition                            --            --             --             --       (153,432)     (153,432)
                                                ----------   -----------    -----------      ---------    -----------   -----------

Balance at December 31, 2000                       250,000       250,000      1,676,457        212,791     (1,699,323)      439,925

Additional paid-in capital                              --            --      1,546,134             --             --     1,546,134

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax          --            --             --          4,657             --         4,657

Retained earnings (deficit):
  Dividends paid, net                                   --            --             --             --       (579,934)     (579,934)

  Net loss                                              --            --             --             --     (1,681,812)   (1,681,812)
                                                ----------   -----------    -----------      ---------    -----------   -----------

Balance at December 31, 2001                       250,000   $   250,000    $ 3,222,591      $ 217,448    $(3,961,069)  $  (271,030)
                                                ==========   ===========    ===========      =========    ===========   ===========

                                                                          ATLANTIC CAPITAL FUNDING CORPORATION
                                                ------------------------------------------------------------------------------------
                                                                                                                           Total
                                                Common            Additional   Retained       Total                   Consolidating
                                                Stock               Paid-in    Earnings   Shareholder's  Eliminating   Shareholder's
                                                Shares   Amount     Capital    (Deficit)     Equity        Entries        Equity
                                                ------   -------  ----------   ---------  -------------  -----------  --------------
Balance at December 31, 1999                        --   $    --  $       --   $     --    $        --   $        --    $ 4,168,213

Net loss - SBM-MN                                   --        --          --         --             --            --       (429,447)

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax      --        --          --         --             --            --        290,115

Dividends paid                                                                                                           (3,708,384)

Sale of SBM-MN as a reverse merger
  transaction (July 19, 2000)                       --        --          --         --             --            --       (320,497)
                                                ------   -------  ----------   --------    -----------   -----------    -----------

Balance at July 19, 2000                            --        --          --         --             --            --             --

Issuance of common stock                            --        --          --         --             --            --        250,000

Additional paid-in capital                          --        --   1,000,000         --      1,000,000    (1,000,000)     1,102,500

Additional paid in capital - noncash            10,000    20,000     553,957         --        573,957      (573,957)       573,957

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax      --        --          --         --             --            --        212,791

Retained earnings (deficit):
  Dividends paid, net                               --        --          --         --             --            --     (2,805,421)

  Certificate liability release, net of tax         --        --          --         --             --            --      1,259,530

  Net loss since Acquisition                        --        --          --       (999)          (999)          999       (153,432)
                                                ------   -------  ----------   --------    -----------   -----------    -----------

Balance at December 31, 2000                    10,000    20,000   1,553,957       (999)     1,572,958    (1,572,958)       439,925

Additional paid-in capital                          --        --      67,524         --         67,524       (67,524)     1,546,134

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax      --        --          --         --             --            --          4,657

Retained earnings (deficit):
  Dividends paid, net                               --        --          --         --             --            --       (579,934)

  Net loss                                          --        --          --    (21,475)       (21,475)       21,475     (1,681,812)
                                                ------   -------  ----------   --------    -----------   -----------    -----------

Balance at December 31, 2001                    10,000   $20,000  $1,621,481   $(22,474)   $ 1,619,007   $(1,619,007)   $  (271,030)
                                                ======   =======  ==========   ========    ===========   ===========    ===========

            * On July 19, 2000 SBM Certificate Company of Maryland purchased SBM Certificate of Minnesota (see note A)

   See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                        STATEMENT OF SHAREHOLDER'S EQUITY

                          Year ended December 31, 1999

                                                                      Accumulated
                                                       Additional         Other                            Total
                                         Common         Paid-in       Comprehensive       Retained     Shareholder's
                                          Stock         Capital       Income (loss)       Earnings         Equity
                                        ---------      ----------     -------------      ----------    -------------
Balance, December 31, 1998              $ 250,000      $3,050,000       $  70,448        $1,657,592     $ 5,028,040

  Net income                                   --              --              --            36,143          36,143

  Change in net unrealized
    gains (losses) on available-
    for-sale securities, net of tax            --              --        (895,970)               --        (895,970)
                                        ---------      ----------       ---------        ----------     -----------

  Comprehensive loss                                                                                       (859,827)
                                                                                                        -----------

Balance, December 31, 1999              $ 250,000      $3,050,000       $(825,522)       $1,693,735     $ 4,168,213
                                        =========      ==========       =========        ==========     ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2001

                                                                 SBM Certificate    Atlantic Capital    Eliminating
                                                                     Company          Funding Corp.       Entries         Totals
                                                                 ---------------    ----------------    -----------     -----------
Cash flows from operating activities
   Net loss                                                        $(1,681,812)       $   (21,475)       $  21,475      $(1,681,812)
   Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
      Loss from investment in subsidiary                                21,475                 --          (21,475)              --
      Provision for certificate liability                            1,172,552                 --               --        1,172,552
      Reserve for losses - shareholder receivable                      469,982                 --                           469,982
      Realized investment gains                                       (117,674)                --               --         (117,674)
      Deferred income tax benefit                                     (239,287)                --               --         (239,287)
      Deferral of acquisition costs                                   (465,079)                --               --         (465,079)
      Amortization of deferred acquisition costs
         and renewal commissions                                       125,422                 --               --          125,422
      Other amortization and depreciation                               63,660                541               --           64,201
      Increase in dividends and interest receivable                   (269,625)            (3,848)              --         (273,473)
      Changes in other assets and liabilities                         (246,517)            33,636               --         (212,881)
                                                                   -----------        -----------        ---------      -----------

           Net cash provided by (used in) operating activities      (1,166,903)             8,854               --       (1,158,049)
                                                                   -----------        -----------        ---------      -----------

Cash flows from investing activities
   Fixed maturity investments:
      Sales and redemptions                                          6,532,248                 --               --        6,532,248
   Purchase of mortgage notes held for sale                         (3,196,222)          (332,421)              --       (3,528,643)
   Investment in mortgage notes held for investment                    (15,000)                --               --          (15,000)
   Principal payments received on mortgage notes receivable          1,775,650            135,882               --        1,911,532
   Real estate tax lien certificates:
      Purchases                                                     (4,145,261)                --               --       (4,145,261)
      Repayments of tax lien certificates                            1,228,198                 --               --        1,228,198
   Investment in subsidiary                                            (67,524)                --           67,524               --
   Purchase of fixed assets                                           (137,902)           (19,290)              --         (157,192)
   Repayment of certificate loans, net                                  11,932                 --               --           11,932
                                                                   -----------        -----------        ---------      -----------

           Net cash provided by (used in) investing activities       1,986,119           (215,829)          67,524        1,837,814
                                                                   -----------        -----------        ---------      -----------

Cash flows from financing activities
   Amounts paid to face-amount certificate holders                  (4,750,988)                --               --       (4,750,988)
   Amounts received from face-amount certificate holders             6,472,858                 --               --        6,472,858
   Capital contributed to company                                           --             67,524          (67,524)              --
   Net dividends paid                                                 (579,934)                --               --         (579,934)
                                                                   -----------        -----------        ---------      -----------

           Net cash provided by (used in) financing activities       1,141,936             67,524          (67,524)       1,141,936
                                                                   -----------        -----------        ---------      -----------

           NET INCREASE (DECREASE) IN CASH
              AND CASH EQUIVALENTS                                   1,961,152           (139,451)              --        1,821,701

Cash and cash equivalents, beginning                                 2,715,502          1,000,891               --        3,716,393
                                                                   -----------        -----------        ---------      -----------

Cash and cash equivalents, end                                     $ 4,676,654        $   861,440        $      --      $ 5,538,094
                                                                   ===========        ===========        =========      ===========

Supplemental disclosure of significant noncash investing
   and financing activities:
     Contribution of assets from State Bond                        $ 1,546,134        $        --        $      --      $ 1,546,134
                                                                   ===========        ===========        =========      ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2000

                                                               SBM Certificate   Atlantic Capital    Eliminating
                                                                   Company         Funding Corp.       Entries            Totals
                                                               ---------------   ----------------    -----------       ------------
Cash flows from operating activities
  Net loss                                                      $   (582,879)      $      (999)      $       999       $   (582,879)
  Adjustments to reconcile net loss to net
  cash provided by (used in) operating activities
    Loss from investment in subsidiary                                   999                --              (999)                --
    Provision for certificate liability                            1,523,169                --                --          1,523,169
    Reserve for losses-shareholder receivable                        342,236                --                --            342,236
    Realized investment losses                                       428,582                --                --            428,582
    Deferred income tax benefit                                     (621,055)               --                --           (621,055)
    Deferral of acquisition costs                                    (80,800)               --                --            (80,800)
    Amortization of deferred acquisition costs
      and renewal commissions                                        150,445                --                --            150,445
    Other amortization and depreciation                               18,947                --                --             18,947
    Decrease in dividends and interest receivable                     41,252                --                --             41,252
    Changes in other assets and liabilities                          375,769             1,890                --            377,659
                                                                ------------       -----------       -----------       ------------

      Net cash provided by (used in)
        operating activities                                       1,596,665               891                --          1,597,556
                                                                ------------       -----------       -----------       ------------

Cash flows from investing activities
  Fixed maturity investments:
    Purchases                                                       (263,808)               --                --           (263,808)
    Sales and redemptions                                          6,434,532                --                --          6,434,532
  Investment in mortgage notes held for investment                  (375,000)               --                --           (375,000)
  Investment in subsidiary                                        (1,000,000)               --         1,000,000                 --
  Purchase of mortgage notes held for sale                        (2,816,735)               --                --         (2,816,735)
  Cash paid for SBM                                               (1,350,000)               --                --         (1,350,000)
  Purchase of computer software                                      (68,003)               --                --            (68,003)
  Repayment of certificate loans, net                                 14,864                --                --             14,864
                                                                ------------       -----------       -----------       ------------

      Net cash provided by investing activities                      575,850                --         1,000,000          1,575,850
                                                                ------------       -----------       -----------       ------------

Cash flows from financing activities
  Amounts paid to face-amount certificate holders                 (8,718,868)               --                --         (8,718,868)
  Proceeds from issuance of common stock                             250,000                --                --            250,000
  Capital contributed to company                                   1,102,500         1,000,000        (1,000,000)         1,102,500
  Amounts received from face-amount
    certificate holders                                               15,681                --                --             15,681
  Net dividends paid                                              (6,513,805)               --                --         (6,513,805)
                                                                ------------       -----------       -----------       ------------

      Net cash provided by (used in)
        financing activities                                     (13,864,492)        1,000,000        (1,000,000)       (13,864,492)
                                                                ------------       -----------       -----------       ------------

      NET INCREASE (DECREASE) IN CASH
        AND CASH EQUIVALENTS                                     (11,691,977)        1,000,891                --        (10,691,086)

Cash and cash equivalents, beginning                              14,407,479                --                --         14,407,479
                                                                ------------       -----------       -----------       ------------

Cash and cash equivalents, end                                  $  2,715,502       $ 1,000,891       $        --       $  3,716,393
                                                                ============       ===========       ===========       ============

                                   (continued)

                     SBM Certificate Company and Subsidiary

                          Year ended December 31, 2000

Supplemental disclosure of significant noncash investing and financing activities:
   Release of cerfificate liability, net of tax                                         $  1,259,530
                                                                                        ============

   Acquisition of SBM-MN:
      Assets acquired                                                                   $ 27,390,982
      Liabilities assumed                                                                (26,557,263)
      Legal acquisiton costs                                                                (136,868)
      Goodwill                                                                               653,149
                                                                                        ------------

            Total purchase price                                                        $  1,350,000
                                                                                        ============

      Contribution of 1st Atlantic ownership to SBM-MD                                  $     20,000
                                                                                        ============

      Contribution of of mortgage notes from 1st Atlantic to ACFC                       $    553,957
                                                                                        ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1999

Cash flows from operating activities
    Net income                                                     $     36,143
    Adjustments to reconcile net income to net cash
    provided by operating activities
        Provision for certificate liability                           1,615,074
        Realized investment losses                                      470,507
        Deferral of acquisition costs                                  (140,145)
        Amortization of deferred acquisition costs and
           renewal commissions                                          193,973
        Other amortization and depreciation                              23,711
        Deferred tax expense                                             11,513
        Decrease in dividends and interest receivable                   115,051
        Changes in other assets and liabilities                        (247,085)
                                                                   ------------

            Net cash provided by operating activities                 2,078,742
                                                                   ------------

Cash flows from investing activities
    Fixed maturity investments:
        Purchases                                                   (22,469,407)
        Maturities and redemptions                                   26,873,872
        Sales                                                        10,171,240
    Repayment of certificate loans, net                                  39,276
                                                                   ------------

            Net cash provided by investing activities                14,614,981
                                                                   ------------

Cash flows from financing activities
    Amounts paid to face-amount certificate holders                  (5,737,826)
    Amounts received from face-amount certificate holders               171,612
                                                                   ------------

            Net cash used in financing activities                    (5,566,214)
                                                                   ------------

            NET INCREASE (DECREASE) IN CASH
              AND CASH EQUIVALENTS                                   11,127,509

Cash and cash equivalents, beginning                                  3,279,970
                                                                   ------------

Cash and cash equivalents, end                                     $ 14,407,479
                                                                   ============


   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS

      Organization and Acquisitions

      SBM Certificate Company and Subsidiary (the "Company") consists of SBM Certificate Company, a Maryland Corporation ("SBM-MD"), and Atlantic Capital Funding Corporation, a Maryland Corporation ("ACFC"). SBM-MD was formed on May 24, 2000 under the laws of the State of Maryland. SBM-MD is a wholly-owned subsidiary of State Bond and Mortgage Company, LLC ("State Bond"). 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland Corporation, is the sole member of State Bond. SBM-MD is an issuer of face-amount certificates and is registered under the Investment Company Act of 1940 (the "1940 Act").

      On July 19, 2000, State Bond completed the purchase of 100% of the issued and outstanding shares of common stock of SBM Certificate Company, a Minnesota Corporation ("SBM-MN") (the "Acquisition"), from ARM Financial Group, Inc. ("ARM"), a Delaware corporation. SBM-MN was a wholly-owned subsidiary of ARM and an issuer of face-amount certificates under the Investment Company Act of 1940.

      State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic, SBM-MN and ARM. State Bond is a 100% owned subsidiary of 1st Atlantic.

      The Stock Purchase Agreement provided for a purchase price of $1,400,000, which allowed for an adjustment to the purchase price based on actual asset values at the date of the Acquisition. As a result, the purchase price was reduced to $1,350,000, of which $950,000 was paid directly to ARM and $400,000 was held by an escrow agent as security for certain post-closing obligations and liabilities of ARM under the Stock Purchase Agreement. In October 2001, a final settlement was reached with ARM relating to these post-closing obligations, whereby, the Company received $278,333 and the remainder of the escrow monies were released to ARM. The Acquisition was accounted for as a reverse merger using the purchase method of accounting, whereby SBM-MD became the surviving corporation.

      The Acquisition was financed by a short-term bank loan made to State Bond, in the amount of $1,500,000. The loan provided for a floating and fluctuating rate of interest equal to the prime rate. State Bond's President, his wife and other officers also personally guaranteed this loan.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS (Continued)

      Organization and Acquisitions (Continued)

      On July 19, 2000, upon completion of the Acquisition, SBM-MD declared and paid a cash dividend in the amount of $1,500,000 to its parent, State Bond, which used these proceeds to repay the bank borrowing described above. Immediately prior to the closing of the sale, SBM-MN paid a dividend to ARM in an amount equal to SBM-MN's shareholders' equity less
      (i) $450,000 and (ii) estimated deferred acquisition cost net of income taxes. The dividend, totaling $3,708,384, was in the form of a transfer of certain securities, in-kind, and the balance, in cash and cash equivalents.

      As a result of the Acquisition transactions, SBM-MD has succeeded SBM-MN as the "registrant" in all filings made by SBM-MN under the Securities Act of 1933, Securities Exchange Act of 1934 and Investment Act of 1940 (the "1940 Act").

      On December 17, 2000, 1st Atlantic contributed its 100% ownership interest in ACFC by assigning its 10,000 shares of ACFC common stock to SBM-MD, along with two mortgage notes (the "Contribution"). The Contribution resulted in additional paid-in capital to SBM-MD for the investment in ACFC, which totaled $573,957. SBM-MD also invested $1 million into ACFC on this date. ACFC was formed under the laws of the State of Maryland on March 27, 1997 and is a wholly-owned subsidiary of SBM-MD.

      Nature of Operations

      SBM-MD is engaged in the business of issuing and servicing face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal amount, plus specified interest, to the holder of the certificate. Under the certificates, the face-amount may be paid at the end of a certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or compounded.

      The Company currently offers various series of single-payment investment certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS (Continued)

      Nature of Operations (Continued)

      ACFC is a mortgage broker that originates residential and commercial loans and assigns certain loans to SBM-MD at closing. SBM-MD purchases these loans at ACFC's cost.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The preparation of consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

      Principles of Consolidating

      The consolidating financial statements include the accounts of SBM-MD and its wholly-owned subsidiary, ACFC. All significant intercompany balances and transactions have been eliminated.

      Cash and Fixed Maturity Investments

      Fixed maturities and equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported as a separate component of shareholder's equity in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The amortized cost of fixed maturities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion is computed using the interest method and is included in investment income. Anticipated prepayments on mortgage-backed securities are considered in determining the effective yield on such securities. If a difference arises between anticipated and actual prepayments, the carrying value of the investment is adjusted with a corresponding charge or credit to investment income. Interest and dividends are included in investment income.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Cash and Fixed Maturity Investments (Continued)

      Certificate loans are carried at their unpaid principal balances. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from the time of purchase. Security transactions are accounted for on the date the order to buy or sell is executed. Realized gains and losses on the sale of investments are determined based upon the specific identification method.

      Mortgage Notes Held for Sale

      Mortgage notes receivable held for sale are carried at the lower of cost or market value. Loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans are capitalized until the loans are sold or paid off. The market value is determined by evaluating, on a loan by loan basis, the note receivable expected loan payments and the market value of the real estate securing the loan.

      Mortgage Notes Held for Investment

      Mortgage notes held for investment are carried at amortized cost net of loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans. These fees and costs are capitalized and amortized through maturity. If necessary, a loan loss reserve is recognized for management's estimate of unrecoverable amounts. Unrecoverable balances are determined by management based on an evaluation of the borrower and the value of the real estate securing the loan.

      Property Held for Sale

      Property held for sale consists of 100% beneficial interest in land and buildings held for sale. The beneficial interest was contributed to 1st Atlantic in a previous year and subsequently contributed to the Company by 1st Atlantic in September 2001. The Property is owned by a partnership that is 100% owned and controlled by the shareholders of 1st Atlantic. The property is carried at the shareholders' costs basis at the date the beneficial interest in the property was contributed to 1st Atlantic. Expenditures are related to maintaining the value of the investment in the property held for sale.

      Real Estate Tax Lien Certificates

      Real estate tax lien certificates are investments comprised of delinquent real estate tax bills purchased from municipalities. The investments are secured by a first lien on the respective properties on which the tax is owed. They are carried at cost and, if necessary, a reserve is recognized for management's estimate of unrecoverable amounts.

      Deferred Acquisition Costs

      Costs of issuing new face-amount certificates, principally commissions, have been deferred. These costs are amortized on a straight-line basis over the initial maturity period of the certificates.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Certificate Liability

      Face-amount certificates issued by the Company entitle certificate holders, who have made either single or installment payments, to receive a definite sum of money at maturity. The certificate liability accrues interest, and cash surrender values are less than the accumulated certificate liability prior to maturity dates. The certificate liability accumulation rates, cash surrender values, certificate liability and certificate reserves, among other matters, are governed by the 1940 Act.

      Following the Acquisition, a methodology for calculating the certificate liability was adopted and implemented, whereby the certificate liability is carried at the certificate's surrender value. This methodology is in accordance with Section 28 of the Investment Company Act of 1940. Application of this method of calculating the liability resulted in a reduction of the certificate liability net of tax of $1,259,530 at Acquisition. This amount is reflected as an adjustment to the accumulated deficit in the statement of shareholder's equity.

      Income Taxes

      The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying and tax bases of assets and liabilities. A valuation allowance is recorded if, based upon the evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Goodwill

      Goodwill resulted from the Acquisition transaction and is being amortized over 15 years. Upon the adoption of SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The statement is applicable starting with fiscal years beginning after December 15, 2001. The Company will adopt the provisions of SFAS No. 142 on January 1, 2002. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

      Fixed Assets

      Fixed assets are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

      Revenue Recognition

      The Company recognizes interest and dividend income on investments when earned on an accrual basis. Revenue earned from the origination and brokering of loans is recognized upon the sale of the loan to an investor or third party. Gains and losses from the sales of investments are recognized at the date of sale of the investment.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Advertising Costs

      The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was $93,422 and $0, respectively.

NOTE C - FIXED MATURITY INVESTMENTS

      The amortized cost and estimated fair values of available-for-sale securities were as follows:

                                                                     Gross        Gross
                                                                  Unrealized    Unrealized
      December 31, 2001                               Cost           Gain          Loss        Fair Value
                                                  -----------     ----------    ----------     -----------
        Fixed maturities
          Mortgage-backed
            securities                            $ 2,390,095      $209,896      $ 43,772      $ 2,556,219
          Corporate securities                      3,656,575       317,534       161,888        3,812,221
          U.S. Treasury securities
            and obligations of U.S.
            government agencies                       265,110        16,420        10,747          270,783
          Obligations of state and
            political subdivisions                    128,236        10,764         3,910          135,090
                                                  -----------      --------      --------      -----------

              Total available-for-sale
                securities                        $ 6,440,016      $554,614      $220,317      $ 6,774,313
                                                  ===========      ========      ========      ===========

      December 31, 2000
        Fixed maturities
          Mortgage-backed
            securities                            $ 8,485,032      $236,944      $  1,849      $ 8,720,127
          Corporate securities                      3,632,239        97,246         7,297        3,722,188
          U.S. Treasury securities
            and obligations of U.S.
            government agencies                       410,123         9,065            --          419,188
          Obligations of state and
            political subdivisions                    127,041        12,456            --          139,497
                                                  -----------      --------      --------      -----------

        Total fixed maturities                     12,654,435       355,711         9,146       13,001,000
        Equity securities                             200,663            --            --          200,663
                                                  -----------      --------      --------      -----------

            Total available-for-sale
              securities                          $12,855,098      $355,711      $  9,146      $13,201,663
                                                  ===========      ========      ========      ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE C - FIXED MATURITY INVESTMENTS (Continued)

      The amortized cost and estimated fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties and because mortgage-backed securities provide for periodic payments throughout their life.

                                        December 31, 2001                December 31, 2000
                                   --------------------------      ----------------------------
                                                    Estimated                        Estimated
                                      Cost         fair value         Cost          fair value
                                   ----------      ----------      -----------      -----------
      FIXED MATURITIES
         Due in one year
           or less                 $       --      $       --      $        --      $        --
         Due after one year
           through five years         951,380       1,010,344          227,452          227,702
         Due after five years
           through ten years          937,420       1,028,602        1,786,485        1,868,662
         Due after ten years        2,161,121       2,179,148        2,155,466        2,184,509
         Mortgage-backed
           securities               2,390,095       2,556,219        8,485,032        8,720,127
                                   ----------      ----------      -----------      -----------

      Total fixed maturities       $6,440,016      $6,774,313      $12,654,435      $13,001,000
                                   ==========      ==========      ===========      ===========

      Gains (losses) of $64,966, ($443,445), and ($470,507) were realized on sales of fixed maturities classified as available-for-sale for the years ended December 31, 2001, 2000, and 1999, respectively.

      Gains of $3,731 and $14,863 were recognized on equity securities sold during 2001 and 2000, respectively. There were no gains or losses recognized on equity securities sold for the year ended December 31, 1999.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE D - COMPREHENSIVE INCOME

      Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including net income and the change in unrealized gains or losses on the Company's available-for-sale securities.

      The following table shows, for available-for-sale securities, a reconciliation of the net unrealized gain (loss) arising during the period and the change in net unrealized gains (losses) as reported on the accompanying consolidating statements of shareholder's equity. Amounts are reported net of related tax.

                                                     Year Ended December 31,
                                            ------------------------------------------
                                              2001            2000            1999
                                            --------       ---------       -----------
      Net unrealized gain (loss)
         arising during period on
         available-for-sale securities      $ 50,079       $ 221,294       $(1,162,300)

      Reclassification adjustment
         for net realized (gains)
         losses included in net
         income                              (45,422)         (8,503)          266,330
                                            --------       ---------       -----------

      Change in net unrealized gains
         (losses) on available-for-
         sale securities                    $  4,657       $ 212,791       $  (895,970)
                                            ========       =========       ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE E - FIXED ASSETS

      Fixed assets are as follows as of December 31, 2001 and 2000:

                                                      2001           2000
                                                    --------       -------

      Land and building                             $129,887       $    --
      Furniture and fixtures                          18,066            --
      Computer equipment                              77,311        68,072
                                                    --------       -------

          Total cost                                 225,264        68,072
          Less accumulated depreciation               20,658            --
                                                    --------       -------

                                                    $204,606       $68,072
                                                    ========       =======

NOTE F - MORTGAGE NOTES HELD FOR SALE

      At December 31, 2001 and 2000, the Company held residential and commercial mortgage notes receivable for sale of $5,436,118, net of capitalized origination fees of $214,012 and deferred direct loan costs of $9,834. The notes accrue interest at rates ranging from 9.25% to 14.5%, are secured by real property and have maturity dates through October 1, 2031. The Company's intention is to sell the notes to a buyer under certain favorable market conditions. As of December 31, 2001, there are no commitments from investors to purchase any of these mortgage notes.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE G - MORTGAGE NOTES HELD FOR INVESTMENT

      The Company held two mortgage notes receivable as of December 31, 2001 and 2000 as long-term investments. These notes are serviced by the Company and are secured by real property. The notes accrue interest at rates of 12% and 8% with maturity dates through December 31, 2001.

NOTE H - REAL ESTATE TAX LIEN CERTIFICATES

      The Company held investments in real estate tax lien certificates at December 31, 2001 in the amount of $2,628,528. Interest is earned based on a fixed rate of 20% on the outstanding taxes owed. Interest income on these investments for the year ended December 31, 2001 was $159,354 and accrued interest at December 31, 2001 was $142,967. The Company recovers the cost of its investment plus accrued interest from pass through payments on the tax bills from the municipality, which receives payments directly from the tax payers. The Company may also recover the cost of its investment plus accrued interest by exercising its rights to foreclose on the underlying properties within a two year period from the date of the investment purchase.

NOTE I - CERTIFICATE LIABILITY

      The Company's certificate liability consists of the statutory certificate liability and the additional certificate liability. The statutory certificate liability is calculated based on section 28(a) of the 1940 Act. The Company maintains an additional certificate liability amount in excess of the statutory liability. This additional liability plus the statutory liability is equal to the certificates' surrender value.

      The total certificate liability at December 31 is summarized as follows:

                                                                                 Minimum        Additional
                                                  2001            2000           Interest        Interest
                                              -----------      -----------     ------------   ------------
      Fully-paid certificates:

      Single-payment series 503               $22,011,880      $18,926,313         2.50       2.10 to 4.60
      Installment                               1,226,036        1,271,625     2.50 to 3.50   1.50 to 2.75
      Optional settlement                         161,607          193,713     2.50 to 3.50   2.00 to 2.75
      Due to unallocated
        certificate holders                            --               --         None
                                              -----------      -----------

                                               23,399,523       20,391,651
                                              -----------      -----------

      Installment certificates:
        Reserves to mature, by series
          120 and 220                             336,000          274,385         3.25       1.75 to 2.00
          315                                      85,527          115,703         3.50       1.50 to 1.75
        Advance payments                               --          144,889
                                              -----------      -----------

                                                  421,527          534,977
                                              -----------      -----------

      Total certificate liability             $23,821,050      $20,926,628
                                              ===========      ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE J - FAIR VALUES OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment was required to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

                                          December 31, 2001                 December 31, 2000
                                    ----------------------------      ----------------------------
                                      Carrying        Estimated        Carrying         Estimated
                                       Value          Fair Value         Value          Fair Value
                                    -----------      -----------      -----------      -----------
      Assets
        Fixed maturities            $ 6,440,016      $ 6,774,313      $13,001,000      $13,001,000
        Equity securities                    --               --          200,663          200,663
        Mortgage notes held
          for sale                    5,436,118        5,436,118        3,060,252        3,197,418
        Mortgage notes held
          for investment                731,482          731,482          715,862          715,862
        Real estate tax lien
          certificates                2,628,528        2,628,528               --               --
        Property held for sale          419,923        1,911,000               --               --
        Certificate loans                98,137           98,137          110,069          110,069
        Cash and cash
          equivalents                 5,538,094        5,538,094        3,716,393        3,716,393
      Liabilities
        Certificate liability        23,821,050       23,821,050       20,926,628       20,926,628

      The following methods and assumptions were used in estimating fair values:

      Fixed Maturities and Equity Securities

      Fair values for investments in securities are based on quoted market prices, where available. For fixed maturities and equity securities for which a quoted market price is not available, fair values are estimated using internally calculated estimates or quoted market prices of comparable instruments.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE J - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

      Certificate Loans

      The carrying value of certificate loans approximates their fair value.

      Mortgate Notes Held for Sale

      Fair value is estimated by evaluating, on a loan-by-loan basis, the note receivable's expected loan payments and the market value of the real estate securing the loan.

      Mortgate Notes Held for Investment

      Estimated fair value of mortgage notes held for investment approximates their carrying value.

      Real Estate Tax Lien Certificates

      Estimated fair value of tax lien certificates approximates their carrying value.

      Property Held For Sale

      Estimated fair value of property held for sale is based on a contract for the sale of the property to an unrelated third party

      Cash and Cash Equivalents

      The carrying amounts of cash and cash equivalents approximate their fair value given the short-term nature of these assets.

      Certificate Liability

      The fair value and carrying value of the certificate liability is based on the surrender value of the applicable certificate prospectus.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE K - INCOME TAXES

      Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating and capital losses. Significant components of the deferred tax liabilities and assets as of December 31, 2001 and 2000 were:

                                                            2001         2000
                                                        -----------   ---------
      Deferred tax liabilities
         Net unrealized gains on available-for-sale
           securities                                   $   116,849   $ 133,774
         Certificate liability                              640,269     630,724
                                                        -----------   ---------

           Total deferred tax liabilities                   757,118     764,498
                                                        -----------   ---------

      Deferred tax assets
         Investments                                        185,644     311,829
         Mortgage notes                                          --      38,136
         Capital loss carryover                             381,925     206,455
         Net operating loss carryforward                    967,671     109,324
                                                        -----------   ---------

           Total deferred tax assets                      1,535,240     665,744

      Valuation allowance for deferred tax assets          (778,122)   (206,455)
                                                        -----------   ---------

         Net deferred tax assets                            757,118     459,289
                                                        -----------   ---------

         Deferred tax liabilities shown on the
             accompanying balance sheets                $        --   $ 305,209
                                                        ===========   =========

      In 2001 and 2000, the Company has provided a valuation allowance for deferred tax assets for net operating loss carryforwards and capital loss carryforwards in which realization of these future benefits cannot be reasonably assured as a result of recurring operating losses and the uncertainty of the Company's ability to realize the capital loss carryforwards. If the Company has capital gains, these capital loss carryforwards would be available to offset such gain, subject to certain limitations. If the Company achieves profitability, these deferred tax assets would be available to offset future income tax liabilities and expense, subject to certain limitations.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE K - INCOME TAXES (Continued)

      At December 31, 2001 and 2000, the Company had net operating loss carryforwards of approximately $2,506,919 and $283,223, respectively, for income tax purposes which expire in various years through 2021. The Company had capital loss carryforwards at December 31, 2001 and 2000 of approximately $988,930 and $283,223, respectively, which expire in various years through 2006.

      The components of the provision for federal income tax expense consist of the following:

                                                          Year Ended December 31,
                                                -----------------------------------------
                                                   2001            2000            1999
                                                ---------       ---------       ---------
      Current                                   $      --       $      --       $(211,503)
      Deferred                                   (288,264)       (621,055)         11,513
                                                ---------       ---------       ---------

      Total federal income tax benefit          $(288,264)      $(621,055)      $(199,990)
                                                =========       =========       =========

      Federal income tax expense differs from that computed by using the income tax rate of 35%, as shown below.

                                                          Year Ended December 31,
                                                -----------------------------------------
                                                   2001            2000            1999
                                                ---------       ---------       ---------
      Income tax benefit at
        statutory rate                          $(441,577)      $(309,977)      $ (57,346)
      State tax benefit, net of federal
        tax benefit                               (86,968)        (24,277)             --
      Increase in valuation allowance
        related to capital loss and
        NOL carryovers                            571,667         206,455          66,700
      Decrease in contingent tax liability             --              --        (200,000)
      Dividend received deduction                      --              --          (7,211)
      Certificate liability adjustment           (287,735)       (615,904)             --
      Mortgage notes marked to market                  --          38,136              --
      Tax-exempt interest                         (12,000)        (12,000)         (2,612)
      Other                                       (31,651)         96,512             479
                                                ---------       ---------       ---------

      Total federal income tax benefit          $(288,264)      $(621,055)      $(199,990)
                                                =========       =========       =========

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE L - RELATED PARTY TRANSACTIONS

      State Bond provides the Company with administrative services pursuant to an Administrative Services Agreement. This agreement stipulates that State Bond shall provide certain administrative and support services for the Company. Services include the use of State Bond's property and equipment, facilities and personnel needed for SBM-MD's daily operations. For providing such services, State Bond earns an annual fee from the Company calculated at either 1% of the Company's average certificate liability balances, or an amount not to exceed $2.5 million. The charge is determined monthly by State Bond and Company management. During 2001 and 2000, a fee was charged totaling $1,078,839 and $112,223, respectively. Management fees paid in 2001 and 2000 were $1,119,128 and $71,934, respectively, and $40,289 remained payable at December 31, 2000.

      On September 30, 2001, State Bond contributed as additional paid in capital a mortgage note to the Company which totaled $1,136,047 at that date.

      On September 30, 2001, State Bond through its sole member, 1st Atlantic, contributed beneficial interest in a property consisting of land and building held for sale as addition paid in capital to the Company which totaled $410,087 at the date of contribution to the Company. The basis in the property at the contribution date is the original cost basis of the shareholders of 1st Atlantic at the date of the original contribution to 1st Atlantic (September 30, 1998), increased for the expenditures made by 1st Atlantic and subsequently by the Company in connection with the investment in the property held for sale. As of December 31, 2001, the carrying amount of the property is $419,923.

      The Company made a mortgage loan to a partnership in which an affiliate of the Company owned a 51% interest. As of December 31, 2001, the outstanding principal balance of the mortgage note is $378,950 and accrued interest totals $59,104. In April 2002, the outstanding principal balance of the mortgage note and accrued interest was paid to the Company in the amount of $533,120.

      A director of the Company provided legal services relating to the Acquisition and throughout 2001. Total costs for services provided during 2001 and 2000 were $8,150 and $61,960, respectively, and $18,000 remained payable as of December 31, 2000.

      The Controlling shareholder of 1st Atlantic, State Bond's parent, is also Chairman of the Board of Directors of SBM-MD.

      Due from shareholder represents amounts paid to John J. Lawbaugh, the controlling shareholder of 1st Atlantic, directly or though companies affiliated with the shareholder during 2001 ($469,982) and 2000 ($342,236) totaling $812,218. An allowance has been recorded in the full amount due from shareholder. (See note O)

NOTE M - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS

      The Company is subject to restrictions relating to its regulatory capital requirements under the 1940 Act. The Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves (as calculated under Section 28(a)) plus $250,000 ($21.5 million and $20.2 million at December 31, 2001 and 2000, respectively). The Company had qualified assets (at amortized cost) of $22.2 million and $20.7 million at those respective dates.

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE M - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS (Continued)

      For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with District of Columbia Insurance Laws (the "D.C. Laws") as required by the 1940 Act. Qualified assets for which no provision for valuation is made in the D.C. Laws are valued in accordance with rules, regulations, or orders prescribed by the SEC. These values are the same as the financial statement carrying values, except that for financial statement purposes, fixed maturities and equity securities classified as available-for-sale are carried at fair value. For qualified asset purposes, fixed maturities classified as available-for-sale are valued at amortized cost and equity securities are valued at cost.

      Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians and invested in certain investments to meet certificate liability requirements as of December 31, 2001 and 2000, as shown in the following table. Certificate loans, secured by applicable certificate liabilities, are deducted from certificate reserves in computing deposit requirements.

                                                          December 31,
                                                 ------------------------------
                                                     2001               2000
                                                 ------------      ------------
      Qualified assets on deposit:
          Central depository                     $ 21,904,193      $ 20,448,398
          State governmental authorities              270,899           265,110
                                                 ------------      ------------

      Total qualified assets on deposit          $ 22,175,092      $ 20,713,508
                                                 ============      ============

      Certificate reserve under Section 28(a)    $ 21,311,350      $ 20,020,189
      Less: Certificate loans                         (98,137)         (110,069)
      Plus: Base capital requirement                  250,000           250,000
                                                 ------------      ------------

      Required deposits                          $ 21,463,213      $ 20,160,120
                                                 ============      ============

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE N - CONCENTRATIONS

      During 2001, the Company had selling agreements in place with six broker-dealer firms to sell the face-amount certificates of the Company. Of the Company's $6,472,858 of new certificate sales, $4,226,506, or 65%, were sold by one broker-dealer, ARM Securities. To mitigate this concentration, in 2002, the Company has executed one new selling agreement and has begun extensive marketing to the other broker-dealers with which it has selling agreements. In addition, the Company has implemented a new internal retail sales division.

NOTE O - SUBSEQUENT DISCOVERY OF FACTS

      Subsequent to the issuance of its December 31, 2001 financial statements members of management of the Company discovered facts regarding several transactions that would have had an affect on those financial statements had those facts been known prior to the issuance of the December 31, 2001 financial statements.

      Those transactions raised concerns that certain conduct by the Company's Chairman of the Board and Chief Executive Officer, John J. Lawbaugh, failed to comply with provisions of the 1940 Act prohibiting transactions with affiliated persons of registered investment companies, caused the Company to fail to comply with disclosure requirements of the Securities Act of 1933 and Securities Exchange Act of 1934, and diverted cash assets of the Company during 2000 and 2001 to himself directly or indirectly in the amount of approximately $812,000.

      As a result, on August 16, 2002, the Company's Board of Directors removed Mr. Lawbaugh from his position as Chairman of the Board and Chief Executive Officer and suspended his authority to act for or bind the Company with respect to any transactions. The Company filed its Form 8-K Current Report, dated October 3, 2002, with the SEC on October 4, 2002. The Form 8-K summarizes the nature of the transactions and discusses various related matters. The financial statements for 2001 and 2000 have been reissued to give effect to the transactions discussed below in the financial statements of the respective years. Mr. Lawbaugh continues to control 100% of the Company's common stock.

      The following is a summary of the transactions requiring adjustment and their affect on the financial statements as of December 31, 2001.

      (a) During 2001, origination and other fees totaling $154,952 were paid to other entities controlled by Mr. Lawbaugh with respect to two loans originated by the Company. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and a corresponding amount due from shareholder.

      (b) During 2001, pursuant to the instructions of Mr. Lawbaugh, a cash payment of $84,000 was made to Mr. Lawbaugh's personal bank account by an escrow agent from funds provided by the Company to the escrow agent for the purchase of a mortgage note. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and a corresponding amount due from shareholder. With respect to the origination fees of $111,279 on one of the loans discussed in (a) above and the $84,000 discussed in (b) above, the borrower sold the property out of bankruptcy court to an unrelated third party subsequent to December 31, 2001. The Company entered into a new loan agreement with the purchaser in the amount of $1,050,000. During 2002, income of approximately $300,000 was recognized in conjunction with the sale of the property and cancellation of the old note.

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

      (c) An interest escrow account was established for the benefit of a borrower in the amount of $42,286. This amount was funded by the Company in connection with a mortgage loan at the closing of the loan. Mr. Lawbaugh subsequently transferred the interest escrow account to his personal control. The liability to the borrower was previously omitted from the Company's financial statements and is adjusted to record a due from shareholder and a corresponding liability for the benefit of the borrower.

      (d) Cash payments of $188,744 were made to a bank account controlled by Mr. Lawbaugh in connection with the purchase of real estate tax lien certificates held for investment by the Company. The payment was made to the account controlled by Mr. Lawbaugh by the settlement agent pursuant to the instructions of Mr. Lawbaugh. The amount was previously recorded as an investment in real estate tax lien certificates and is adjusted to record a reduction of the tax lien certificates and a corresponding amount due from shareholder.

      (e) An allowance for uncollectible amounts due from shareholder has been recorded for the full amount due from the shareholder totaling $812,218 with a corresponding charge to operations in the amount of $469,982 for the year ended December 31, 2001 and $342,236 for the year ended December 31, 2000.

      (f) Mortgage notes contributed to the Company during 2001 by 1st Atlantic were recorded as mortgage notes held for sale in the amount of $1,127,473 and a corresponding amount to Additional Paid In Capital. The asset has a cost basis of $419,923. The asset has been reduced to the cost basis and reclassified to property held for sale with a corresponding adjustment to additional paid in capital of $705,550 to reflect the contribution at the cost basis of the shareholder.

      The net increase (decrease) in the amounts previously reported for the year ended December 31, 2001 is as follows:

                  Qualified assets                   $(1,396,907)
                  Additional paid in capital         $  (707,550)
                  Retained earnings                  $  (731,643)
                  Shareholder's Equity               $(1,439,193)
                  Net loss                           $   439,407

      The Company currently has a contract in the amount of $1,911,000 for the sale of the property held for sale as previously described in item (f) above. The contract is scheduled to close in December 2002. The Company expects to receive approximately $1,700,000 to $1,400,000 of cash proceeds in connection with the sale, and recognize a gain on its December 31, 2002 financial statements of approximately $1,200,000 to $900,000 when the transaction closes.

      The Company has adjusted its December 31, 2000 financial statements as a result of certain transactions involving Mr. Lawbaugh. The following is a summary of the transactions requiring adjustment and their affect on the December 31, 2000 financial statements:

      (a) During 2000, an escrow held by a title company in the amount of $250,000 was transferred, pursuant to the instructions of Mr. Lawbaugh, to a bank account controlled by Mr. Lawbaugh. The amount was reflected as a qualified asset as of December 31, 2000 and was adjusted to record a reduction of the escrow and a corresponding amount due from shareholder.

      (b) During 2000, origination fees totaling $42,236 with respect to two loans originated by the Company were diverted from the Company to bank accounts controlled by Mr. Lawbaugh. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and mortgage notes held for investment and a corresponding amount due from shareholder.

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

      (c) During 2000, extension fees of $50,000 paid by a borrower related to the purchase of a mortgage loan from a third party by the Company were diverted from the Company and deposited to a bank account controlled by Mr. Lawbaugh. An adjustment has been made to record the fees as income to the Company during 2000 with a corresponding amount due from shareholder.

      (d) An allowance for uncollectible amounts due from shareholder has been recorded for the full amount due from shareholder as of December 31, 2000 totaling $342,236 with a corresponding charge to operations during 2000.

      The net increase (decrease) in the amounts previously reported for the year ended December 31, 2000 is as follows:

                  Qualified assets          ($292,236)
                  Shareholder's Equity      ($292,236)
                  Net Income                ($292,236)

                                     PART II

Item 13 Other Expenses of Issuance and Distribution

The Registrant pays registration fees pursuant to rule 24f-2 of the Investment Company Act of 1940. All other expenses of issuance and distribution of the securities covered by this Registration Statement are borne by Registrant's parent, State Bond & Mortgage Company, L.L.C., pursuant to the terms of the Amended and Restated Administrative Services Agreement filed as Exhibit (10)(a) to this Registration Statement.

Item 14 Indemnification of Directors and Officers

Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain directors, officers, employees, or agents. Consistent with Maryland Law, Article Seventh (E) (viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, and employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which have been filed as exhibits to this Registration Statement, are incorporated by reference into this Item to the extent necessary to respond to this item.

Various agreements that Registrant has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration statement, and are hereby incorporated by reference into this Item to the extent necessary to respond to this item.

Item 15 Recent Sales of Unregistered Securities

As part of its origination on May 24, 2000, the Registrant issued 250,000 shares of its common stock, par value $1 per share, which were paid for in cash. The Registrant issued its shares to its parent, State Bond & Mortgage Company, L.L.C., without registration under the 1933 Act in reliance upon the exemption provided by Section 4 (2) of the 1933 Act.

Item 16 Exhibits and Financial Statement Schedules

(a)   Exhibits

(2) Stock Purchase Agreement dated March 28, 2000 by and among 1st Atlantic Guaranty Corporation, SBM Certificate Company, and ARM Financial Group (Exhibits omitted), incorporated by reference to Exhibit (2) to form 8-K dated March 28, 2000 of 1st Atlantic Guaranty Corporation (File No. 333-41361).

(3)(a) Articles of Incorporation of the Company, previously filed as Exhibit (3)(a) to Post-Effective Amendment No. 11 to this Registration Statement filed on September 28, 2000.

(3)(a)(i) Certificate of Correction of Articles of Incorporation of the Company, previously filed as Exhibit (3)(a) of Post-Effective Amendment No. 13 to this Registration Statement filed on January 2, 2001.

(3)(b) By-Laws of the Company previously filed as Exhibit (3)(b) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(4)(a) Form of Application previously filed as Exhibit (4)(a) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(4)(b) Form of Account Statement previously filed as Exhibit (4)(b) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(5) Opinion of Griffin, Griffin, Tarby & Murphy, LLP previously filed as Exhibit (5) of Post-Effective Amendment No. 13 to this Registration Statement No. 33-38066 filed on January 2, 2001.

(10)(a) Amended and Restated Administrative Services Agreement dated as of the 1st day of July, 2001, by and between the Company and State Bond & Mortgage Company, L.L.C., incorporated by reference to Exhibit
            (10)(a) to the Company's Form 10-K for the year ended December 31, 2001 (File No. 811-6268).

(10)(b) Custody Agreement, as amended and supplemented, between the Company (as successor to SBM Certificate Company (Minnesota)) and First Trust National Association (now U.S. Bank Trust N.A.) dated December 20, 1990, previously filed as Exhibit 10(b) to this Registration Statement filed on January 2, 1991.

(21) Subsidiary of the Company, incorporated by reference to Exhibit (21) to the Company's Form 10-K for the year ended December 31, 2001 (Form No. 811-6268).

(23)(a)     Consent of Reznick, Fedder & Silverman dated October 30, 2002

(23)(b)     Consent of Ernst & Young LLP dated October 28, 2002

(23)(c)     Consent of Counsel (See Exhibit (5))

(24)        Powers of Attorney.

(b) Financial Statement Schedules, See page S-01 for Index to Financial Statement Schedules.

Item 17 Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expresses in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 1st day of November, 2002.

                                        SBM Certificate Company


                                        By: /s/ ERIC M. WESTBURY
                                           ---------------------------
                                                Eric M. Westbury
                                                President

Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities on the dates indicated:

Signature                      Capacity                                Date
/s/ ERIC M. WESTBURY           President (Principal Executive          November 1, 2002
---------------------------    Officer)
    Eric M. Westbury


/s/ TREY STAFFORD              Principal Financial and Accounting      November 1, 2002
---------------------------      Officer
    Trey Stafford


                               Director
---------------------------
John J. Lawbaugh


*                              Director
---------------------------
Iraline G. Barnes


                               Director
---------------------------
Kumar Barve


*                              Director
---------------------------
Nancy Hopkinson


*                              Director
---------------------------
Brian Murphy


*                              Director
---------------------------
Marialice B. Williams


*By: /s/ ERIC M. WESTBURY
    ----------------------
         Eric M. Westbury
         Attorney-in-Fact
         November 1, 2002

                             SBM CERTIFICATE COMPANY

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                DECEMBER 31, 2001

REPORT OF INDEPENDENT AUDITORS                                                    S-02
SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS                    S-03
SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME THEREON        S-05
SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES     S-06
SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT                                          S-07
SCHEDULE VI - CERTIFICATE RESERVES                                                S-08
SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS                                  S-14

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company as of December 31, 2001, and for the year then ended, and have issued our report thereon dated February 28, 2002, except for notes B, F, H, J, L, M, and O and to the supplemental schedules on pages S-06 and S-07 as to which the date is October 4, 2002. Our audit also includes the financial statement schedules referenced in Item 16(b) of this Registration Statement. These schedules are the responsibility of Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
February 28, 2002, except for the supplemental
  Schedules on pages S-06 and S-07 as to which the date is October 4, 2002

                     SBM Certificate Company and Subsidiary

                             SUPPLEMENTAL SCHEDULES

         SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                                December 31, 2001

                                                                PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                                 AMOUNT          COST           VALUE
---------------------------------------------------------       ----------     ----------     ----------
FIXED MATURITIES AVAILABLE-FOR-SALE
  U.S. TREASURY SECURITIES
    U.S. Treasury Note, 5.625%, due 5/15/2008                   $   50,000     $   51,360     $   52,407
    U.S. Treasury Note, 7.25%, due 8/15/2004                       200,000        213,750        218,376
                                                                               ----------     ----------
                                                                                  265,110        270,783
                                                                               ----------     ----------
OBLIGATIONS OF STATE AND POLITICAL
  SUBDIVISIONS
  Belmont County, Ohio, Sanitary Sewer District #3
    Waterworks Revenue Bonds, 4.25%, due 4/01/2004                  14,000         13,801         13,963
  Douglas County, Washington, Public Utilities Districts
    #1, Wells Hydroelectric Revenue Bonds, 4%,
    due 9/01/2018                                                   55,000         50,066         52,104
  Yuba County California, Water Agency Bonds, 4%,
    due 3/01/2016                                                   75,000         64,369         69,023
                                                                               ----------     ----------
                                                                                  128,236        135,090
                                                                               ----------     ----------

CORPORATE SECURITIES
  FINANCIAL INSTITUTIONS
    Central Fidelity Cap. I, Series A, 7.18%, due 4/15/2027        950,000        926,188        884,982
    Citigroup Inc., 7%, due 12/01/2025                             300,000        271,225        307,077
    First Union Corp., 6.4%, due 4/1/2008                          960,000        886,080        976,195
                                                                               ----------     ----------
                                                                                2,083,493      2,168,254
                                                                               ----------     ----------

PUBLIC UTILITIES
  MCI Communications Corp., 7.75%, due 3/15/2024                   900,000        849,253        865,962
                                                                               ----------     ----------
                                                                                  849,253        865,962
                                                                               ----------     ----------

INDUSTRIAL:
  USX Corp., 6.65%, due 2/1/2006                                   750,000        723,829        778,005
                                                                               ----------     ----------
                                                                                  723,829        778,005
                                                                               ----------     ----------

TOTAL CORPORATE SECURITIES                                                      3,656,575      3,812,221
                                                                               ----------     ----------

                                   (continued)

                     SBM Certificate Company and Subsidiary

   SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS - CONTINUED

                                December 31, 2001

                                                           PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                            AMOUNT         COST          VALUE
------------------------------------------------------     ---------     ----------    ----------
MORTGAGE-BACKED SECURITIES
   Countrywide Home Loans RAST, 1998-A8, A6, 6.2124%,
      due 8/25/2028                                          900,000        850,401       905,481
   Federal Home Loan Mortgage Corporation, 6.5%,
      due 5/15/2028                                        1,000,000        895,253       954,530
   Federal National Mortgage Association, 9%,
      due 4/01/2021                                           13,043         13,784        14,213
   Government National Mortgage Association
      11.5%, due 3/15/2015                                        98            196           113
      11.5%, due 4/15/2013                                       434            476           501
      11.5%, due 5/15/2015                                       127            144           147
      11.5%, due 8/15/2013                                       787            821           909
      6.875%, due 1/20/2026                                  139,514        137,203       142,740
   PNC Mortgage Securities Corp., 1998-7 1A13, 6.75%,
      due 9/25/2028                                          423,275        408,839       435,245
   PNC Mortgage Securities Corp., 1998-7 1A24, 7.25%,
      due 9/25/2028                                          101,864         82,978       102,340
                                                                         ----------    ----------
                                                                          2,390,095     2,556,219
                                                                         ----------    ----------

            TOTAL FIXED MATURITIES AVAILABLE-FOR-SALE                    $6,440,016    $6,774,313
                                                                         ==========    ==========

                     SBM Certificate Company and Subsidiary

   SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME THEREON

                          Year ended December 31, 2001

                                                                                         AMOUNT OF DIVIDENDS OR INTEREST
                                                                         ----------------------------------------------------------
                                                                                                                        LOSS FROM
                                                                         CARRYING VALUE                               INVESTMENT IN
                                          NUMBER OF      PAR VALUE OF     OF INVESTMENT     CREDITED TO                 SUBSIDIARY
 NAME OF INVESTMENT IN SUBSIDIARY        SHARES HELD     SHARES HELD      IN SUBSIDIARY        INCOME       OTHER       FOR PERIOD
-------------------------------------    -----------     ------------    --------------        ------       -----     --------------
Atlantic Capital Funding Corporation        10,000         $20,000         $1,619,007       $       --    $       --      $(21,475)
                                                           =======         ==========       ==========    ==========      ========

                     SBM Certificate Company and Subsidiary

  SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES

                          Year ended December 31, 2001

                                                    AMOUNT OF PRINCIPAL UNPAID AT
                                                            CLOSE OF PERIOD
                                                    -----------------------------
                                                                                      AMOUNT OF                     INTEREST INCOME
                                       CARRYING                        SUBJECT TO     MORTGAGES     INTEREST DUE         EARNED
                                       AMOUNT OF                       DELINQUENT       BEING      AND ACCRUED AT    APPLICABLE TO
      DESCRIPTION       PRIOR LIENS      ASSET        TOTAL             INTEREST     FORECLOSED     END OF PERIOD        PERIOD
------------------      -----------   ----------    ----------        ------------   ----------    --------------  ----------------
LIENS ON:
     RESIDENTIAL            NONE      $4,042,490    $4,042,490         $2,395,676    $1,792,811       $131,050         $530,103
     COMMERCIAL             NONE       2,125,110     2,125,110          1,097,871       719,721         24,917           24,917
                          -------     ----------    ----------         ----------    ----------       --------         --------

      TOTAL               $    --     $6,167,600    $6,167,600         $3,493,547    $2,512,532       $155,967         $555,020
                          =======     ==========    ==========         ==========    ==========       ========         ========

                     SBM Certificate Company and Subsidiary

                    SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT

                                December 31, 2001

                                                                     FIRST
                                                                 MORTGAGES AND
                                                INVESTMENTS IN    OTHER FIRST
                                                  SECURITIES     LIENS ON REAL       OTHER
   NAME OF DEPOSITORY                 CASH           (a)             ESTATE           (b)      REAL ESTATE      TOTAL
------------------------------     ----------   --------------   -------------      --------   -----------    -----------
State governmental authorities
   Securities Department
     of Illinois                   $       --     $  265,110       $       --       $  5,789                     $270,899
Central depositary
   US Bank                          5,210,521      6,174,906        8,796,128        367,105      419,923      20,968,583
   Bank of America                    719,963             --               --             --           --         719,963
   Chase Manhattan                     65,960             --               --             --           --          65,960
   Chevy Chase                         45,648             --               --             --           --          45,648
   State Bank                          16,799             --               --             --           --          16,799
   Wells Fargo                         87,240             --               --             --           --          87,240
                                   ----------     ----------       ----------       --------     --------     -----------

Total qualified assets on
 deposit                           $6,146,131     $6,440,016       $8,796,128       $372,894     $419,923     $22,175,092
                                   ==========     ==========       ==========       ========     ========     ===========

(a)   Represents amortized cost of bonds and securities.

(b)   Represents dividend and interest receivable on qualified assets.

                     SBM Certificate Company and Subsidiary

                    SCHEDULE VI - CERTIFICATE RESERVES
                         PART I - SUMMARY OF CHANGES

                          Year ended December 31, 2001

                                                                                 BALANCE AT BEGINNING OF YEAR
                                                                          -----------------------------------------
                                                                                                        RESERVES
                                                                          NUMBER OF                    (INCLUDING
                                                                          ACCOUNTS                       ADVANCE
                                                                            WITH                      PAYMENTS WITH
                                                               YIELD      SECURITY      AMOUNT OF        ACCRUED
               DESCRIPTION                                    PERCENT      HOLDERS   MATURITY VALUE      INTEREST)
------------------------------------------------------        -------     --------   --------------   -------------
Reserves to mature, installment certificates
   Series 120                                                    2.75            8     $    50,000     $   172,042
   Series 220                                                    2.75           15          80,000         221,336
   Series 315                                                    2.66           22          90,200         141,599

Single payment certificates
   Series 503                                                    2.50        1,691      21,087,286      18,926,313
   Series 505                                                    2.50           --              --              --
   Series 507                                                    2.50           --              --              --
   Series 510                                                    2.50           --              --              --

Fully paid installment certificates - (Paid Up Bonds)            2.50          404       2,099,101       1,271,625

Optional settlement certificates
   Paid-up certificate (Special Maturity)                        2.50            3             575             483
   Annuities                                                     3.00           43         437,675         193,230

   Due to unlocated certificate holders                          None           26           2,799              --

                                                                          --------     -----------     -----------

   Total                                                                     2,212     $23,847,636     $20,926,628
                                                                          ========     ===========     ===========

Total charged to income, per above
   Less reserve recoveries from terminations prior to maturity

   Interest credited on certificate reserves, per statement of operations and comprehensive income (loss)

                                                                                            ADDITIONS
                                                                      ---------------------------------------------------------


                                                                                      RESERVE
                                                                                    PAYMENTS BY      CHARGED TO
                                                                      CHARGED TO    CERTIFICATE    OTHER ACCOUNTS
                  DESCRIPTION                                           INCOME         HOLDERS           (a)         Adjustment
------------------------------------------------------                ----------    -----------    --------------    ----------
Reserves to mature, installment certificates
   Series 120                                                         $    6,058     $    1,398       $     --       $      --
   Series 220                                                             10,588          3,180             --              --
   Series 315                                                              6,309          4,202             --              --
Single payment certificates
   Series 503                                                            849,241      2,079,484             --          49,589
   Series 505                                                             55,306      1,361,590             --              --
   Series 507                                                             27,133        506,043             --              --
   Series 510                                                            129,766      2,516,961             --              --

Fully paid installment certificates - (Paid Up Bonds)                     82,452             --             --          14,965

Optional settlement certificates
   Paid-up certificate (Special Maturity)                                     15             --             --              --
   Annuities                                                              20,127                            --          69,916

   Due to unlocated certificate holders                                       --             --             --              --

                                                                      ----------     ----------       --------       ---------

   Total                                                              $1,186,995     $6,472,858       $     --       $ 134,470
                                                                      ==========     ==========       ========       =========

Total charged to income, per above                                    $1,186,995
   Less reserve recoveries from terminations prior to maturity           (14,443)
                                                                      ----------
   Interest credited on certificate reserves,
      per statement of operations and comprehensive income (loss)     $1,172,552
                                                                      ==========

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
                     PART I - SUMMARY OF CHANGES - CONTINUED

                          Year ended December 31, 2001

                                                          DEDUCTIONS                              BALANCE AT END OF YEAR
                                           --------------------------------------  -------------------------------------------------
                                                                                                                          RESERVES
                                                                                                                        (INCLUDING
                                                              CASH                   NUMBER OF                            ADVANCE
                                                           SURRENDERS              ACCOUNTS WITH                          PAYMENTS)
                                                            PRIOR TO                 SECURITY            AMOUNT OF      WITH ACCRUED
            DESCRIPTION                    MATURITIES       MATURITY      OTHER       HOLDERS         MATURITY VALUE      INTEREST
----------------------------------         ----------      ----------    --------  -------------      --------------    ------------
Reserves to mature, installment
certificates
  Series 120                               $   25,988      $       --    $ 25,991            7          $    40,000      $   127,519
  Series 220                                   11,516              --      15,107           13               71,000          208,481
  Series 315                                       --           4,182      62,401           16               61,600           85,527

Single payment certificates
  Series 503                                3,387,995       1,003,175          --        1,348           17,840,500       17,513,457
  Series 505                                       --           8,083       2,200          152            2,441,879        1,406,613
  Series 507                                       --              --       1,581           68              798,935          531,595
  Series 510                                       --          68,888      17,624          189            3,761,918        2,560,215

Paid-up bonds                                      --         125,294      17,712          391            2,006,476        1,226,036

Optional settlement certificates
  Paid-up certificate                              --              --          --            3                  575              498
  Annuities                                   115,867              --       6,297           38              161,608          161,109

  Due to unlocated certificate
  holders                                          --              --          --           --                   --               --
                                           ----------      ----------    --------        -----          -----------      -----------

  Total                                    $3,541,366      $1,209,622    $148,913        2,225          $27,184,491      $23,821,050
                                           ==========      ==========    ========        =====          ===========      ===========

                                   (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2001

                                                               BALANCE AT BEGINNING OF YEAR
                                                    ---------------------------------------------------
                                                        NUMBER OF
                                           AGE          ACCOUNTS
                                         GROUPING    WITH SECURITY       AMOUNT OF            AMOUNT OF
                                         IN YEARS        HOLDERS      MATURITY VALUE           RESERVES
                                         --------    -------------    --------------          ---------
Series 120                                  23              0               $     --          $      --
                                            24              1                  6,000             15,869
                                            25              1                  8,000             11,710
                                            31              0                     --                 --
                                            32              1                  5,000             14,904
                                            33              0                     --                 --
                                            34              0                     --                 --
                                            35              1                  6,000             18,966
                                            36              1                  6,000             19,082
                                            37              1                  3,000             11,138
                                            38              0                     --                 --
                                            40              2                 16,000             75,076

Interest reserve

Accrued interest payable                                                                          5,297
                                                       ------               --------          ---------

Total                                                       8               $ 50,000          $ 172,042
                                                       ======               ========          =========


Series 220                                  23              0               $     --          $      --
                                            24              1                 12,000             16,521
                                            29              0                     --                 --
                                            30              1                  4,000              8,970
                                            31              0                     --                 --
                                            32              1                  5,000             15,711
                                            33              7                 35,000             99,947
                                            34              3                 15,000             48,866
                                            35              2                  8,000             26,457

Interest reserve

Accrued interest payable                                                                          4,864
                                                       ------               --------          ---------

Total                                                      15               $ 79,000          $ 221,336
                                                       ======               ========          =========

                                   (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2001

                                   DEDUCTIONS                                 BALANCE AT END OF YEAR
                             ----------------------    --------------------------------------------------------------------
                                CASH
                             SURRENDERS                                      NUMBER OF
                              PRIOR TO                 AGE GROUPING IN     ACCOUNTS WITH          AMOUNT OF       AMOUNT OF
                              MATURITY        OTHER          YEARS        SECURITY HOLDERS      MATURITY VALUE    RESERVES
                             ----------       -----    ---------------    ----------------      --------------    ---------
Series 120                                                        23              0                $     --       $      --
                                                                  24              1                   6,000          15,917
                                                                  25              1                   8,000          12,645
                                                                  31              0                      --              --
                                                                  32              0                      --              --
                                                                  33              1                   5,000          16,224
                                                                  34              0                      --              --
                                                                  35              0                      --              --
                                                                  36              2                  12,000          41,137
                                                                  37              1                   3,000          11,827
                                                                  38              0                      --              --
                                 25,988                           40              1                   6,000          25,846
Interest
  reserve
Accrued
  interest
  payable                                                                                                             3,923
                               --------       --------                    ---------                --------       ---------

      Total                    $ 25,988       $     --                            7                $ 40,000       $ 127,519
                               ========       ========                    =========                ========       =========

Series 220                                                        23              0                $     --       $      --
                                                                  24              1                  12,000          18,271
                                                                  29              0                      --              --
                                                                  30              1                   4,000           9,684
                                                                  31              0                      --              --
                                 11,515                           32              1                   6,000          16,759
                                                15,107            33              4                  21,000          63,297
                                                                  34              3                  14,000          47,622
                                                                  35              3                  14,000          48,400
Interest
  reserve
Accrued
  interest
  payable                                                                                                             4,448
                               --------       --------                    ---------                --------       ---------

      Total                    $ 11,515       $ 15,107                           13                $ 71,000       $ 208,481
                               ========       ========                    =========                ========       =========

                                   (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2001

                                                                     BALANCE AT BEGINNING OF YEAR
                                                          ------------------------------------------------
                                                              ACCOUNTS
                                                AGE             WITH             AMOUNT OF
                                              GROUPING        SECURITY            MATURITY      AMOUNT OF
                                              IN YEARS        HOLDERS              VALUE         RESERVES
                                              --------    ------------------------------------------------
Series 315                                       12               1                $ 2,200       $  1,644
                                                 13               1                  5,500          4,401
                                                 14               0                     --             --
                                                 15               4                 22,000         21,766
                                                 16               2                  2,200          2,657
                                                 17               5                 13,200         18,161
                                                 18               4                 17,600         25,633
                                                 19               2                 13,200         31,399
                                                 20               4                 14,300         26,376

   Interest reserve                                                                                 2,706

   Accrued interest payable                                                                         6,856
                                                             ----------            -------       --------

    Total                                                        23                $90,200       $141,599
                                                             ==========            =======       ========

                                   (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2001

                                 DEDUCTIONS                                   BALANCE AT END OF YEAR
                        --------------------------    --------------------------------------------------------------------
                                                                             NUMBER OF
                         CASH SURRENDERS              AGE GROUPING IN      ACCOUNTS WITH        AMOUNT OF        AMOUNT OF
                        PRIOR TO MATURITY    OTHER         YEARS          SECURITY HOLDERS    MATURITY VALUE      RESERVES
                        -----------------    -----    ---------------     ----------------    --------------     ---------
Series 315                                                   12                  0                $     --        $     --
                                                             13                  0                      --              --
                                                             14                  2                   7,700           6,829
                                             37,258          15                  0                      --              --
                                                             16                  4                  20,900          23,035
                                                             17                  2                   4,400           5,797
                                                             18                  1                   2,200           3,527
                                                             19                  6                  24,200          38,555
                              4,182          24,021          20                  1                   2,200           3,932



  Interest
    reserve                                                                                                          2,302
  Accrued interest
    payable                                                                                                          1,550
                            -------        --------                         ------                --------        --------

Total                       $ 4,182        $ 61,279                             16                $ 61,600        $ 85,527
                            =======        ========                         ======                ========        ========

                     SBM Certificate Company and Subsidiary

                SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS

                                                              ADDITIONS
                                                 --------------------------------
                                                 CHARGED TO      CHARGED TO OTHER
     DESCRIPTION            BEGINNING OF YEAR      EXPENSE           ACCOUNTS        DEDUCTIONS         END OF YEAR
-----------------------     -----------------    ----------      ----------------    ----------         -----------
Valuation allowance on
   deferred tax assets
   year ended
   December 31,
      2001                      $ 206,455         $      --       $ 571,667 (1)      $       --         $ 778,122
      2000                      $      --         $      --       $ 206,455 (1)      $       --         $ 206,455
      1999                      $ 120,000         $ 140,981       $ 261,163 (2)      $       --         $ 522,144
      1998                      $ 400,000         $      --       $      --          $ (280,000)(3)     $ 120,000

(1) The valuation allowance was increased as a result of establishing a full valuation allowance on deferred tax assets for capital loss carryforwards and NOL carryforwards.

(2) The valuation allowance was increased as a result of establishing a full valuation allowance on deferred tax assets for unrealized losses on assets available-for-sale. The increase in valuation allowance resulted in a reduction of shareholders' equity.

(3) The capital loss carryover was utilized during 1998, and therefore the related valuation allowance was released.

                                      APPENDIX A - INTERIM FINANCIAL INFORMATION
                                              FOR THE PERIOD ENDED JUNE 30, 2002

                     SBM Certificate Company and Subsidiary
                           CONSOLIDATED BALANCE SHEETS

                                                                       June 30, 2002      December 31, 2001
                                                                       -------------      -----------------
ASSETS                                                                  (unaudited)
  Cash and investments
      Marketable securities, available-for-sale, at fair value
        (amortized cost: $11,931,479 and $6,440,016)                   $ 10,693,464          $  6,774,313
      Mortgage notes held for sale                                        7,531,885             5,436,118
      Mortgage notes held for investment                                         --               731,482
      Real estate tax lien certificates                                   3,112,545             2,628,528
      Property held for sale                                                485,102               419,923
      Real estate owned                                                   2,500,912                    --
      Escrows                                                                69,748               608,037
      Certificate loans                                                      94,158                98,137
      Cash and cash equivalents                                           2,891,909             5,538,094
                                                                       ------------          ------------
         Total cash and investments                                      27,379,723            22,234,632
                                                                       ------------          ------------
  Receivables
      Dividends and interest                                                422,697               372,894
                                                                       ------------          ------------
         Total receivables                                                  422,697               372,894
                                                                       ------------          ------------
            Total qualified assets                                       27,802,420            22,607,526
  Other assets
      Related party receivable                                               80,037                47,787
      Fixed assets, net of accumulated depreciation of $32,720
      and $20,657                                                           206,708               204,606
      Goodwill                                                              591,463               591,463
      Deferred acquisition costs                                            518,257               420,093
      Due from shareholder                                                  868,918               812,218
      Allowance - Due from shareholder                                     (868,918)             (812,218)
      Other assets                                                           42,740                 9,219
                                                                       ------------          ------------
TOTAL ASSETS                                                           $ 29,241,625          $ 23,880,694
                                                                       ============          ============
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
  Statutory certificate liability                                        28,044,456            21,311,350
  Additional certificate liability                                        1,508,728             2,509,700
  Warehouse line of credit                                                  979,105                    --
  Accounts payable and other liabilities                                    136,532               307,463
  Related party payable                                                      13,061                23,211
                                                                       ------------          ------------
      Total liabilities                                                  30,681,882            24,151,724
                                                                       ------------          ------------
Shareholder's equity
  Common stock, $1 par value; 10,000,000 shares
     authorized; 250,000 shares issued and outstanding                      250,000               250,000
  Additional paid-in capital                                              3,861,818             3,222,591
  Accumulated comprehensive income, net of taxes                         (1,278,277)              217,448
  Retained earnings (deficit)                                            (4,273,798)           (3,961,069)
                                                                       ------------          ------------
     Total shareholder's equity (deficit)                                (1,440,257)             (271,030)
                                                                       ------------          ------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                             $ 29,241,625          $ 23,880,694
                                                                       ============          ============

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                     SBM Certificate Company and Subsidiary
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                       THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                            JUNE 30,                    JUNE 30,
                                                                     ----------------------    ------------------------
                                                                        2002         2001          2002          2001
                                                                     ---------    ---------    -----------    ---------
Investment income
  Interest and dividend income                                       $ 176,829    $ 227,194    $   335,226    $ 525,764
  Other investment income                                                6,683        3,614         17,833       11,209
  Mortgage interest income                                             720,891      163,081        955,995      145,406
                                                                     ---------    ---------    -----------    ---------

Total investment income                                                904,403      393,889      1,309,054      682,379
                                                                     ---------    ---------    -----------    ---------

Investment and other expenses
  Management and investment advisory fees                              350,000      112,779        872,000      216,139
  Deferred acquisition cost amortization                                35,214       28,575         79,210       45,730
  Amortization of goodwill                                                  --       12,378             --       21,772
  Depreciation expense                                                   6,151          896         12,062          896
  Reserve for losses - shareholder receivable                           16,500           --         56,700      237,565
  Other expenses                                                       312,877      270,230        524,720      313,625
                                                                     ---------    ---------    -----------    ---------

Total investment and other expenses                                    720,742      424,858      1,544,692      835,727

Interest credited on certificate liabilities                           (78,555)     417,852        241,585      705,437
                                                                     ---------    ---------    -----------    ---------

Net investment income (loss) before income tax                         262,216     (448,821)      (477,223)    (858,785)
                                                                     ---------    ---------    -----------    ---------

Other operating income:
  Origination fee income                                               223,567      126,982        372,611      308,340
  Gain on sale to investor                                             168,803           --        414,494           --
  Other loan fee income                                                 48,577       16,569        113,347       62,233
                                                                     ---------    ---------    -----------    ---------

Total other operating income                                           440,947      143,551        900,452      370,573
                                                                     ---------    ---------    -----------    ---------

Other operating expenses:
  Salaries and commissions                                             228,580      108,692        532,549      255,286
  Other expenses                                                       146,767       76,211        275,046      108,394
                                                                     ---------    ---------    -----------    ---------

Total other operating expenses                                         375,347      184,903        807,595      363,680
                                                                     ---------    ---------    -----------    ---------

Net other operating income (loss) before income tax                     65,600      (41,352)        92,857        6,893
                                                                     ---------    ---------    -----------    ---------

Net investment and other operating income (loss) before income tax     327,816     (490,173)      (384,366)    (851,892)
Deferred tax asset valuation allowance expense                              --       61,210        (72,123)      61,210
                                                                     ---------    ---------    -----------    ---------

Net investment and other operating income (loss)                       327,816     (428,963)      (456,489)    (790,682)
                                                                     ---------    ---------    -----------    ---------

Realized investment gains                                               46,572       64,884        143,760       58,733
Income tax expense on realized investment gains                             --           --             --           --
                                                                     ---------    ---------    -----------    ---------

Net realized investment gains                                           46,572       64,884        143,760       58,733
                                                                     ---------    ---------    -----------    ---------

Net income (loss)                                                    $ 374,388    $(364,079)   $  (312,729)   $(731,949)
                                                                     =========    =========    ===========    =========

         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                     SBM Certificate Company and Subsidiary
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE SIX MONTHS ENDED JUNE 30, (Unaudited)

                                                                 2002           2001
                                                             -----------    -----------
Cash flows provided by (used in) operating activities
  Net loss                                                   $  (312,729)   $  (731,949)
  Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities
    Provision for certificate liability                          241,585        705,437
    Reserve for losses - shareholder receivable                   16,500        237,565
    Realized investment gains                                   (143,760)       (58,733)
    Deferred tax asset valuation allowance expense                72,123             --
    Deferral of acquisition costs                               (177,374)      (278,585)
      Amortization of deferred acquisition costs                  79,210         45,730
    Amortization and depreciation                                 12,062         22,668
    Increase in dividends and interest receivable                (87,154)      (120,763)
    Changes in other assets and liabilities                     (270,281)      (392,888)
                                                             -----------    -----------

  Net cash provided by (used in) operating activities           (569,818)      (571,518)
                                                             -----------    -----------

Cash flows from investing activities
  Marketable securities:
    Purchases                                                 (7,773,430)            --
    Sales and redemptions                                      2,430,191      4,666,175
  Purchase of mortgage notes held for sale                    (2,713,850)    (2,045,725)
  Principal payments received on mortgage notes receivable     1,686,584        422,804
    Investment in mortgage notes held for investment                  --        (15,000)
    Real estate tax certificate pools:
    Purchases                                                 (2,245,527)    (3,154,517)
    Repayments of tax certificates                             1,059,301        252,343
  Purchase of fixed assets                                       (14,164)      (123,263)
    Repayment of certificate loans, net                            3,979             20
                                                             -----------    -----------

  Net cash provided by (used in) investing activities         (7,566,916)         2,837
                                                             -----------    -----------

Cash flows from financing activities
    Amounts paid to face-amount certificate holders             (901,584)    (3,432,375)
  Amounts received from face-amount certificate holders        6,392,133      3,295,798
    Net dividends paid                                                --       (579,934)
                                                             -----------    -----------

      Net cash used in financing activities                    5,490,549       (716,511)
                                                             -----------    -----------

        NET INCREASE (DECREASE) IN CASH
          AND CASH EQUIVALENTS                                (2,646,185)    (1,285,192)

Cash and cash equivalents, beginning                           5,538,094      3,716,393
                                                             -----------    -----------
Cash and cash equivalents, end                               $ 2,891,909    $ 2,431,201
                                                             ===========    ===========
Supplemental disclosure of significant noncash investing
  and financing activities:
    Contribution of assets from State Bond                   $   639,227    $        --
                                                             ===========    ===========
    Transfer of mortgage notes and tax certificates to REO   $ 2,500,912    $        --
                                                             ===========    ===========

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     SBM CERTIFICATE COMPANY AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2002

1.    ORGANIZATION AND BASIS OF PRESENTATION

      SBM Certificate Company (the "Company" or "SBM-MD") was formed on May 24, 2000 under the laws of the State of Maryland. The Company is a wholly owned subsidiary of State Bond & Mortgage Company, LLC ("State Bond"). The Company is an issuer of face-amount certificates and is registered under the Investment Company Act of 1940 (the "1940 Act"). Face-amount certificates issued by the Company entitle the certificate holder to receive, at maturity, the principal investment and accrued interest. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Form 10-Q.

      On July 19, 2000, SBM-MD completed a merger transaction with SBM Certificate Company, a Minnesota corporation ("SBM-MN"), whereby the Company became the surviving corporation (See note 2). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

      On December 17, 2000, 1st Atlantic contributed, its 100% ownership interest in Atlantic Capital Funding Corporation ("ACFC") by assigning its 10,000 shares of ACFC Common Stock to SBM-MD, along with two mortgage notes (the "Contribution"). The Contribution resulted in additional paid-in capital to SBM-MD for the investment in ACFC, which totaled $573,957. SBM-MD also invested $1 million into ACFC on this date. ACFC was formed under the laws of the state of Maryland on March 27, 1997 and is a wholly-owned subsidiary of SBM-MD. ACFC is a mortgage broker and lender that originates and sells residential and commercial real estate loans.

      Operating results for the Company for the six months ended June 30, 2002, are not necessarily indicative of those to be expected for the year ending December 31, 2002. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K/A No.1 for the year ended December 31, 2001.

2.    ACQUISITION OF COMPANY BY STATE BOND & MORTGAGE COMPANY, L.L.C.

      On July 19, 2000, State Bond completed the purchase of 100% of the issued and outstanding shares of common stock of SBM-MN, from ARM Financial Group ("ARM"), a Delaware corporation (the "Acquisition"). SBM-MN was a wholly owned subsidiary of ARM and an issuer of face-amount certificates under the Investment Company Act of 1940.

      State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland corporation, SBM-MN and ARM. State Bond is a 100% owned subsidiary of 1st Atlantic.

      The Stock Purchase Agreement provided for a purchase price of $1,400,000, which allowed for an adjustment to the purchase price based on actual asset value at the date of the Acquisition. As a result, the purchase price was reduced to $1,350,000, of which $950,000 was paid directly to ARM and $400,000 is being held by an escrow agent for 18 months as security for certain post-closing obligations and liabilities of ARM under the Stock Purchase Agreement. The transaction was accounted for as a reverse merger using the purchase method of accounting, whereby SBM-MD became the surviving corporation.

      The Acquisition was financed by a short-term bank loan made to State Bond, in the amount of $1,500,000. The loan provided for a floating and fluctuating rate of interest equal to the prime rate. State Bond's President, his wife and other officers also personally guaranteed this loan.

      On July 19, 2000, upon completion of the Acquisition, the Company declared and paid a cash dividend in the amount of $1,500,000 to its parent, State Bond, which used these proceeds to repay the bank borrowing described above. Immediately prior to the closing of the sale, the Company paid a dividend to ARM in an amount equal to the Company's shareholders' equity less (i) $450,000 and
(ii) estimated deferred acquisition cost net of income taxes. The dividend, totaling $3,708,384 was in the form of a transfer of certain securities, in-kind, and the balance, in cash and cash equivalents.

      As a result of the Acquisition transactions, SBM-MD has succeeded SBM-MN as the "registrant" in all filings made by SBM-MN under the Securities Act of 1933, Securities Exchange Act of 1934 and Investment Act of 1940 ("1940 Act).

3.    GOODWILL AND PURCHASED INTANGIBLE ASSETS

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment under certain circumstances, and written down when impaired, rather than being amortized as previous standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

      SFAS 142 is effective for fiscal years beginning after December 15, 2001. In accordance with SFAS 142, the Company ceased amortizing goodwill, which totaled $591,463 as of the beginning of fiscal year 2002, and there was no charge to goodwill as a result of the implementation of SFAS 142. The goodwill was initially derived from the Acquisition.

4.    SUBSEQUENT EVENTS

      Recently, management of the Company confirmed facts that came to its attention regarding several transactions involving the Company. Those transactions raised concerns that the Company's Chairman of the Board and Chief Executive Officer, John J. Lawbaugh, failed to comply with provisions of the 1940 Act prohibiting transactions with affiliated persons of registered investment companies, caused the Company to fail to comply with disclosure requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, and diverted cash assets of the Company to himself directly or indirectly.

      As a result, on August 16, 2002, the Company's Board of Directors removed Mr. Lawbaugh from his position as Chairman of the Board and Chief Executive Officer and suspended his authority to act for or bind the Company with respect to any transactions. The Company filed its Form 8-K Current Report dated October 3, 2002, with the SEC on October 4, 2002. That Form 8-K Current Report describes the findings of the Special Committee created by the Board of Directors to oversee the investigation of Mr. Lawbaugh's transactions, summarizes the nature of the transactions and discusses various related matters.

5.    REGULATORY MATTERS

      The Company is subject to restrictions relating to its regulatory reserve requirements under the 1940 Act. The Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves (as calculated under Section 28(a)) plus $250,000 ($28.2 million and $21.5 million at June 30, 2002 and December 31, 2001, respectively). The Company had qualified assets (at amortized cost) of $29.0 million and $22.2 million at those respective dates.

      For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with District of Columbia Insurance Laws (the "D.C. Laws") as required by the 1940 Act. Qualified assets for which no provision for valuation is made in the D.C. Laws are valued in accordance with rules, regulations, or orders prescribed by the SEC. These values are the same as the financial statement carrying values, except that for financial statement purposes, fixed maturities and equity securities classified as available-for-sale are carried at fair value. For qualified asset purposes, fixed maturities classified as available-for-sale are valued at amortized cost and equity securities are valued at cost.

      Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians and invested in certain investments to meet certificate liability requirements as of June 30, 2002 and December 31, 2001, as shown in the following table. Certificate loans, secured by applicable certificate liabilities, are deducted from certificate reserves in computing deposit requirements.

                                               ---------------------------------
                                               June 30, 2002   December 31, 2001
                                               -------------   -----------------

      Total qualified assets at amortized cost  $ 29,040,435     $ 22,175,092
                                                ------------     ------------

      Certificate reserve under Section 28(a)   $ 28,044,456     $ 21,311,350
      Less: Certificate loans                        (94,158)         (98,137)
      Plus: Base capital requirement                 250,000          250,000
                                                ------------     ------------

      Required deposits                         $ 28,200,298     $ 21,463,213
                                                ------------     ------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

      SBM MN was incorporated in (Minnesota) in June 1990 to assume the face-amount certificate business of SBM Company ("SBM"), which began in 1914. ARM purchased most of the assets of SBM in June 1995 and continued the issuance of face-amount certificates. The Company was formed on May 24, 2000 under the laws of the State of Maryland. The Company is a wholly-owned subsidiary of State Bond. The Company is an issuer of face-amount certificates and is registered under the 1940 Act. Face-amount certificates issued by the Company entitle the certificate holder to receive, at maturity, the principal investment and accrued interest. As a result of the Acquisition, the Company has assumed the obligations of SBM MN's outstanding face-amount certificates and now is the issuer of face-amount certificates that trace their origin to the early 1900s.

Business

      The Company issues and services fixed rate face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal, amount, plus specified interest, to the holder of the certificate. Under the certificates, the face amount may be paid at the end of a certificate's guarantee period or at its maturity date. Lesser amounts are paid at such times if all or part of an investment in the certificate is withdrawn prior to maturity or the end of any guarantee period. Interest, as described above, may be paid quarterly or annually, or may be compounded.

      The Company currently offers various series of single-payment investment certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities.

      SBM Certificate Company's gross income is derived primarily from the margin between earnings on its investments and amounts paid or credited on its fixed rate certificate deposits ("investment spread"). The Company's net investment income is determined by deducting investment and other expenses from its investment spread. The investment spread is affected principally by the Company's investment decisions, general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and the Company's ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on its earnings.

      The Company accrues liabilities, for which it maintains reserves for its certificate obligations in accordance with the 1940 Act. In general, the Company establishes its certificate liability monthly in an amount equal to the certificates' surrender value. Under provisions of the 1940 Act, the Company is permitted to invest its reserves only in assets that constitute "qualified investments" and such other assets as the Securities and Exchange Commission ("SEC") may permit under the 1940 Act.

      ACFC is principally a mortgage broker and lender for single-family residential mortgages (conventional and FHA) for sale to investors. Loan underwriting approval from investors is generally obtained, before closing with the borrower to fund the loans. ACFC is approved as a nonsupervised lender under the HUD Title II program, which has a required net worth based on a prescribed calculation. ACFC also performs underwriting and closing services for the Company, which acquires mortgage notes from ACFC. ACFC may originate and process real estate loans directly to the Company as well as offer its loan programs to outside mortgage brokers and bankers on a wholesale basis.

      In the latter case, outside brokers will originate and process loans and ACFC will underwrite and close the loans that meet its investment requirements. ACFC may enter into agreements with selected outside mortgage brokers, bankers and mortgage loan servicing companies to service certain types of mortgages that may require special treatment because of various factors, such as the unique features of the underlying real estate or the credit quality of the borrowers.

Competition

      The Company's face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, especially insurance, bank and thrift products. Some of these other products are insured by governmental agencies or funds or private third parties. For example, banks and thrifts typically have federal deposit insurance covering monies deposited with them. The Company's certificates are not guaranteed or insured by any governmental agency or fund or independent third party. The Company's ability to offer competitive interest rates, attractive terms, and efficient service are its primary basis for meeting competition. American Express Certificate Company (formerly IDS Certificate Company) is the Company's main competitor in the issuance of face-amount certificates.

Results of Operations

For the three months ended June 30, 2002 compared with the three months ended June 30, 2001

      The Company had net income (loss) of $374,388 and ($364,079) for the three months ended June 30, 2002 and 2001, respectively. The net income for the three months ended June 30, 2002 stemmed mainly from net investment income of $262,216 as compared to the net investment loss of $448,821 for the three months ended June 30, 2001. The increase in net investment income was due to an increase in total investment income.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $982,958 during the three months ended June 30, 2002 compared to ($23,963) for the three month period ended June 30, 2001. On an annualized yield basis, these amounts reflect net investment spread of 14.73% and (0.45%) for the three months ended June 30, 2002 and 2001, respectively. The Company's investment income increased to $904,403 from $393,889 for the three months ended June 30, 2002 and 2001, respectively. The investment income represents annualized investment yields of 15.09% and 8.93%on average cash and investments of $26.8 million and $21.0 million for the three months ended June 30, 2002 and 2001, respectively. The increase in investment income is mainly attributable to mortgage interest income earned on a property transferred to real estate owned ("REO") and mortgage interest income being recognized on a delinquent loan that was paid off during the three months ended June 30, 2002. In addition, there was a higher overall yield on the mortgage note portfolio for the three months ended June 30, 2002 as compared to the three months ended June 30, 2001. The increase in yield was mainly due to the Company investing in several new mortgage notes with a higher rate of return.

      Investment and other expenses were $720,742 and $424,858 for the three months ended June 30, 2002 and 2001, respectively. The increase was due to an increase in the administrative services fee and an increase in other expenses. The increase in the administrative services fee was due to the payment to State Bond in 2002 for the fee being made in the form of an administrative services fee, whereas, for the three months ended June 30, 2001 the payment to State Bond was in the form of both an administrative services fee and dividends. Total dividends paid to cover the management costs and the administrative services fee combined for the three months ended June 30, 2001 was $270,398 ($112,779 of administrative services fee and $157,619 of dividends) compared to $350,000 of an administrative services fee for the three months ended June 30, 2002. The increase in other expenses from $270,230 for the three months ended June 30, 2001 to $312,877 for the three months ended June 30, 2002 was mainly due to an increase in the advertising expense of the Company.

      Net other operating income (loss) for the three months ended June 30, 2002 and 2001, was $65,600 and ($41,352), respectively. This consists of the mortgage lender operations of ACFC. Other operating income for the three months ended June 30, 2002 and 2001 was $440,947 and $143,551, respectively. The income is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating, selling and brokering loans. The increase in revenue was due to an increase in the volume of loan origination. Other operating expenses for the three months ended June 30, 2002 and 2001 were $375,347 and $184,903, respectively. The increase was mainly due to higher commissions paid on an increased loan origination volume for the three months ended June 30, 2002 as compared to the three months ended June 30, 2001.

      Realized investment gains were $46,572 and $64,884 for the three months ended June 30, 2002 and 2001, respectively. Realized investment gains are primarily interest-rate related and attributable to he asset/liability management strategies of the Company. The Company invests in a mixture of types of investments ranging from fixed maturity securities, equity securities, mortgage notes (originated by ACFC) and real estate tax lien certificates. The objective of each investment is to provide a reasonable return while limiting liquidity and credit risks.

      The Company's investments in marketable maturities totaled $10,693,464 at June 30, 2002, 39.06% of the investment portfolio. Marketable securities consist of fixed maturity securities and equity securities. As of June 30, 2002, the Company held no securities that had defaulted on principal or interest payments. Fixed maturities include corporate debt, mortgage-backed securities ("MBSs") and asset-backed securities, which include pass-through securities. MBSs are subject to risks associated with prepayments of the underlying mortgage loans. Prepayments cause these securities to have actual maturities different from those expected at the time of purchase. The degree to which a security is susceptible to either an increase or decrease in yield due to prepayment speed adjustments is influenced by the difference between its amortized cost and par, the relative sensitivity of the underlying mortgages backing the assets to prepayments in a changing interest rate environment and the repayment priority of the securities in the overall securitization structure. Prepayment sensitivity is evaluated and monitored, giving full consideration to the collateral characteristics such as weighted average coupon rate, weighted average maturity and the prepayment history of the specific loan pool.

      The Company's investments in residential and commercial real estate mortgage notes receivable totaled $7,531,885 at June 30, 2002, 27.5% of the investment portfolio. The notes accrue interest at rates ranging from 6.25% to 14.5% per annum and are secured by the underlying real property. The loan to value ratio on all notes is no greater than 75%, which is in accordance with the guidelines of the DC Insurance Code. The Company's intention is to sell the mortgage notes held for sale to buyers under certain favorable market conditions.

      The Company's investment in REO of $2,500,912, 9.13% of the investment portfolio at June 30, 2002, is a result of non-performing mortgage notes on which the Company foreclosed. REO consists of two properties and the Company is currently negotiating sale agreements on the properties. Property held for sale of $485,102 is the cost basis of a property held by the Company. The property is currently under contract for sale for $1,911,000. The sale is scheduled to close in December 2002.

      The Company's other significant investment type are real estate tax lien certificates. These certificates are comprised of delinquent real estate tax bills purchased from municipalities. They accrue interest at the rate of 20% per annum on the outstanding taxes due and are secured by a first lien on the property on which the tax is owed. In all cases, the certificates are significantly over-collateralized by the underlying property. As of June 30, 2002, the tax lien certificates had a balance of $3,112,545, 11.37% of the investment portfolio.

      The Company's asset/liability management strategies seek to maximize returns while limiting risk and allowing the Company to meet its obligations to pay its liabilities. The Company monitors its short-term liquidity needs to ensure that cash flow from investments allows for the payment of all of its obligations due, including expected cash outflow to certificate holders, with the goal of maintaining an adequate level of liquidity for maturing face-amount certificates. In addition, the investment strategy also provides protection of the investment portfolio from adverse changes in interest rates.

      Certificate liability increased $5,732,134 or 24.06% for the six months ended June 30, 2002, as compared to the period ended December 31, 2001, as sales and renewals exceeded maturities and surrenders. Of the face-amount certificates reaching their maturity date during the three month ended June 30, 2002 and 2001, 84% and 71%, respectively, were renewed.

      For the six months ended June 30, 2002 compared with the six months ended June 30, 2001

      The Company had net loss of $312,729 and $731,949 for the six months ended June 30, 2002 and 2001, respectively. The net loss for the six months ended June 30, 2002 stemmed mainly from the net investment loss of $477,223 as compared to the net investment loss of $858,785 for the six months ended June 30, 2001. The decrease in net investment loss was due to a greater increase in total investment income than the increase in total investment and other expenses.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $1,067,469 during the six months ended June 30, 2002 compared to ($23,058) for the six months ended June 30, 2001. On an annualized yield basis, these amounts reflect net investment spread of 8.0% and (0.43)% for the six months ended June 30, 2002 and 2001, respectively. The Company's investment income increased to $1,309,054 from $682,379 for the six months ended June 30, 2002 and 2001, respectively. The investment income represents annualized investment yields of 11.53% and 7.21% on average cash and investments of $25.2 million and $20.6 million for the six months ended June 30, 2002 and 2001, respectively. The increase in investment income is mainly attributable to mortgage interest income earned on a property transferred to REO and mortgage interest income being recognized on a delinquent loan that was paid off during the six months ended June 30, 2002. In addition, there was a higher overall yield on the mortgage note portfolio for the six months ended June 30, 2002 as compared to the six months ended June 30, 2001. The increase in yield was mainly due to the Company investing in several new mortgage notes with a higher rate of return.

      Investment and other expenses were $1,544,692 and $835,727 for the six months ended June 30, 2002 and 2001, respectively. The increase was due to an increase in the administrative services fee and an increase in other expenses. The increase in the administrative services fee was due to the payment to State Bond in 2002 for the fee being made in the form of an administrative services fee, whereas, for the six months ended June 30, 2001 the payment to

State Bond was in the form of both an administrative services fee and dividends. Total dividends paid to cover the management costs and the administrative services fee combined for the six months ended June 30, 2001 was $796,073( $216,139 of administrative services fee and $579,934 of dividends) compared to $872,000 of an administrative services fee for the six months ended June 30, 2002. The increase in other expenses from $313,625 for the six months ended June 30, 2001 to $524,720 for the six months ended June 30, 2002 was mainly due to an increase in the advertising expense of the Company.

      Net other operating income (loss) for the six months ended June 30, 2002 and 2001, was $92,857 and $6,893, respectively. This consists of the mortgage lender operations of ACFC. Other operating income for the six months ended June 30, 2002 and 2001 was $900,452 and $370,573, respectively. The income is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating, selling and brokering loans. The increase in revenue was due to an increase in the volume of loan origination. Other operating expenses for the six months ended June 30, 2002 and 2001 were $807,595 and $363,680, respectively. The increase was mainly due to higher commissions paid on an increased loan origination volume for the six months ended June 30, 2002 as compared to the six months ended June 30, 2001.

      Realized investment gains were $143,760 and $58,733 for the six months ended June 30, 2002 and 2001, respectively.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Most of the Company's qualified assets are represented by marketable securities, real estate mortgage notes, property held for sale and real estate tax lien certificates. The management of interest rates between those earned on the Company's investments and those paid under the face-amount certificates is fundamental to the Company's investment decisions. Both rates are sensitive to changes in the general level of interest rates in the economy, as well as to competitive factors in the case of the certificates.

      At June 30, 2002, the Company has $10.7 million invested in marketable securities, which consists of fixed maturity securities and equity securities. Fixed maturity securities consist of US Treasuries, municipal bonds, MBS's and corporate debt. The market value of these investments fluctuates with changing economic conditions. All are influenced greatly by market interest rates. Corporate debt market value is also weighed by the performance of the Company that issued the debt. Upgrades or downgrades in the rating of a corporate bond will increase or decrease the market value of such investment. The Company's investments in equity securities are subject to market risk and fluctuations in the market value of the securities. Fluctuations in market value of marketable securities affect the yield on the investment and could result in a reduction in the principal amount invested in the security. The Company takes into account the current and expected future market environment in evaluating investment risk and investment yields.

      The Company has $10.5 million of its portfolio invested in real estate and real estate loans, which includes $7.5 million of mortgage notes held for sale, $.5 million of property held for sale and $2.5 million of REO. Over time, it anticipates increasing this segment of its investment portfolio to enhance the Company's return on investment. Fluctuations in the value of the underlying real estate represent the greatest risk factor for this investment strategy. However, the Company will invest only in those loans that have a history of producing income, are of high quality by industry standards or have underlying properties that represent excellent values and safety relative to the market. The mortgage notes must have a loan to value ratio no greater than 75% for the investment to be a qualified asset as defined by the provisions of the Insurance Code at the District of Columbia.

      The Company also invests in real estate tax lien certificates, which have a balance of $3.1 million at June 30, 2002. The greatest risk associated with this investment is the time and costs of a foreclosure process when amounts remain unpaid beyond the Company's aging policy. The risk is mitigated by the Company's first priority lien on the property on which the tax is owed, and the Company's general policy of securing these investments only with properties in which the amount advanced by the Company to acquire the certificates is less than 5% of the market value of the property that secures the investment.

      In addition to standard methods used to analyze interest rate sensitivity, the Company regularly analyzes the potential impact of a range of different interest rate models. These provide "benchmarks" for assessing the impact on Company earnings if rates moved higher or lower than the expected targets set in our investment guidelines. The Company will continue to formulate strategies directed at protecting earnings from the potential negative effects of changes in interest rates.